UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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INLAND REAL ESTATE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INLAND REAL ESTATE CORPORATION

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	June 18, 2014
Time:	10:00 a.m. central time
Place:	2901 Butterfield Road
Oak Brook, Illinois 60523

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(888) 331-4732

Notice of Annual Meeting of Stockholders
to be held June 18, 2014

Dear Stockholder:

Our annual stockholders’ meeting will be held on June 18, 2014, at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523.  At our annual meeting, we will ask you to:

1.                                    elect eight directors;

2.                                    ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.                                    approve the 2014 Equity Award Plan;

4.                                    vote upon a non-binding, advisory resolution to approve our executive compensation; and

5.                                    transact any other business that may properly be presented at the annual meeting and at any adjournment or postponement thereof.

We are relying on Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet.  Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Internet Availability of Proxy Materials.  This Notice contains instructions on how to access proxy materials and authorize a proxy to vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials at no additional cost to you.

Only common stockholders of record at the close of business on April 17, 2014, will be entitled to vote at the meeting or any continuation(s), postponement(s) or adjournment(s) thereof. A list of these stockholders will be available at our offices at least ten days before the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or authorize a proxy by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the Board of Directors,

/s/ Beth Sprecher Brooks
Beth Sprecher Brooks
Senior Vice President, Secretary and General Counsel

May 9, 2014

PROPOSAL NO. 4 – ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	63

STOCKHOLDER PROPOSALS	64

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting (the “annual meeting”) of stockholders to be held June 18, 2014, beginning at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and any postponements or adjournments thereof.  This proxy statement contains information we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”).

Information Regarding this Solicitation

We are delivering these proxy materials to each record holder in connection with the solicitation by our board of directors of proxies to be voted at the annual meeting, and at any continuations, postponements or adjournments thereof.  If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials.  Please make sure to vote all of your shares.

Available Information.  We are taking advantage of rules promulgated by the Securities and Exchange Commission that allow companies to furnish proxy materials to their stockholders over the Internet.  We believe that this e-proxy process will, among other things, result in the proxy materials being provided to stockholders more quickly and at a lower cost.  If you held shares of our common stock as of the close of business on April 17, 2014 (the “Record Date”), you are being provided with a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).  We will send a full set of proxy materials or a Notice of Internet Availability on or about May 9, 2014, and provide access to our proxy materials over the Internet, beginning on May 1, 2014, for the holders of record and beneficial owners of our common stock as of the close of business on the Record Date.  The Notice includes instructions on accessing the proxy materials over the Internet and requesting printed copies of these materials.  Any stockholder may request to receive proxy materials in printed form, at no additional cost, by following the instructions set forth in the Notice.  The Notice of Internet Availability also instructs you on how you may authorize your proxy over the Internet.

Purpose of the Annual Meeting

The board of directors of Inland Real Estate Corporation, a Maryland corporation (referred to herein as the “Company,” “we,” “our” or “us”), is soliciting your vote for the 2014 annual meeting of the Company’s stockholders.  At the meeting, you will be asked to:

1.    elect eight directors;

2.    ratify the selection of KPMG LLP (sometimes referred to herein as “KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.    approve the 2014 Equity Award Plan;

4.    vote upon a non-binding, advisory resolution to approve executive compensation; and

5.    transact any other business that may properly be presented at the annual meeting and at any adjournment or postponement thereof.

Our board of directors recommends that you vote FOR each of the above proposals.

Attending the Annual Meeting.  If you plan on attending the annual meeting in person, please contact Ms. Dawn Benchelt, Director of Investor Relations, at (888) 331-4732, so that we can arrange for sufficient space to accommodate all attendees.  If you attend, please note that you may be asked to present valid government-issued picture identification.  Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.  Cameras, recording devices, cell phones and other electronic devices will not be permitted at the meeting other than those operated by the Company or its designees.

Other Matters.  Generally, no business aside from the items discussed in this proxy statement may be transacted at the annual meeting.  We are not aware of any other matter to be presented at the meeting; however, if any other proposals properly come before the meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.  Generally, stockholders seeking to make a nomination or bring other business before the meeting must provide, among other things, notice thereof in writing to our corporate secretary at our office not less than forty-five days before the anniversary date on which we first mailed our notice of meeting and proxy materials for the meeting of stockholders held last year.  We mailed the notice and proxy materials on May 17, 2013 for the meeting of stockholders held last year.  Therefore, any stockholder desiring to nominate a person for election to our board or to bring other business before the meeting is required to have provided us with notice of any nominations or such other business by April 2, 2014.  We did not receive notice of any proposal by that date.

Information Regarding Stockholders

Stockholders Entitled to Vote.  The close of business on April 17, 2014, has been fixed as the Record Date for determining common stockholders entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements of the meeting.  A list of these stockholders will be available at our offices at least ten days before the meeting.  Common stockholders of record will have one vote for each share of our common stock that they owned at the Record Date.  There is no cumulative voting.

As of the Record Date, there were 99,778,868 shares of our common stock outstanding.  As of the Record Date, The Inland Group, Inc.  (referred to herein as “TIGI”) and its affiliates had the power to vote approximately 11,437,059 shares representing approximately 12.0% of our outstanding common stock.  Daniel L. Goodwin, one of our directors, is the controlling stockholder of TIGI.

Record Holder and “Street Name” Holders.  You are a “record holder” if you held our shares directly in your name as recorded by our registrar and transfer agent, Registrar and Transfer Company, as a common stockholder at the Record Date.  If you held your shares through a bank, financial institution, trust or other nominee as of the Record Date, then you are a holder of our shares in “street name.”

Information Regarding Voting

Record Holders.  If you are a record holder, you may vote in person or by granting one or more individuals the right to vote as your proxy on the proposals.  You may authorize Thomas P. D’Arcy, Mark E. Zalatoris and Beth Sprecher Brooks to vote as your proxy in any of the following ways:

1.    by mail: sign, date and return the proxy card in the enclosed envelope;

2.    via telephone: dial (800)-690-6903 any time prior to 11:59 p.m. Eastern Time on June 17, 2014, and follow the instructions provided on the proxy card; or

3.   via the Internet: go to www.proxyvote.com any time prior to 11:59 p.m. Eastern Time on June 17, 2014, and follow the instructions provided on the proxy card.

If you return a properly executed proxy card but do not indicate how your shares should be voted, they will be voted in accordance with our board’s recommendation for each proposal.  You may revoke your proxy at any time before it is exercised by: (1) sending written notice to us to the attention of Mr. Mark E. Zalatoris; (2) providing us with a later-dated, properly executed proxy; or (3) attending the annual meeting in person and voting your shares.  Merely attending the annual meeting, without further action, will not revoke a prior grant of the right to vote your shares by proxy.

Street Name Holders.  If you hold your shares in “street name,” you must instruct your broker or other nominee to vote your shares.  You should review the voting form used by your broker or other nominee to determine the method by which you may provide voting instructions to the broker or other nominee.

Broker Non-Votes.  A broker “non-vote” occurs when a stockholder holding our shares in “street name” fails to provide voting instructions to his or her broker or other nominee.  Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide voting instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters.  Of the items to be considered at our annual meeting, only the appointment of KPMG is considered “routine.”  Those non-routine items for which a stockholder’s broker or other nominee has not received instructions to vote are treated as broker “non-votes.”  If you do not provide voting instructions to your broker or other nominee, your shares will not be voted or counted towards any of the items other than Proposal 2 (Ratification of KPMG).  Broker non-votes will not count as a vote cast with respect to any non-routine matter.  We encourage you to provide instructions to your broker or other nominee regarding the voting of your shares.

Abstentions. Abstentions will be treated as being present at the annual meeting for purposes of establishing a quorum but will not count as a vote cast with respect to a matter.

Tabulation of the Vote.  A representative from Broadridge will tabulate all votes cast at the annual meeting and will act as the inspector of election at the meeting.

Information Regarding Votes Necessary for Action to Be Taken

Quorum Requirement.  Persons with the right to vote a majority of our outstanding shares as of the Record Date must be present in person or by proxy in order for action to be taken at the annual meeting.  For these purposes, “abstentions” and “broker non-votes” will be counted as present for establishing a quorum.

Proposal 1 (Election of Directors).  Nominees must receive a majority of the votes cast for election at a meeting at which a quorum is present.  This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee in order for that nominee to be elected.  Only votes cast “for” or “against” are counted as votes cast with respect to a nominee.

Proposal 2 (Ratification of KPMG).  The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required for the ratification of our selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2014.

Proposal 3 (Approval of 2014 Equity Award Plan) The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve the 2014 Equity Award Plan.

Proposal 4 (Advisory Resolution on Executive Compensation).  The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve the non-binding, advisory resolution to approve executive compensation.

Right of Appraisal

None of the proposals, if approved, entitle any of our stockholders to appraisal rights under Maryland law.

Costs of Proxies

We will pay the cost and expenses of printing and mailing the Notice of Internet Availability and soliciting and obtaining the proxies.  We also intend to request that brokers, banks and other nominees solicit proxies from their principals.  We will reimburse the brokers, banks and other nominees for certain expenses that they incur for these activities.  Proxies may be solicited, without additional compensation, by our directors, officers or employees by mail, telephone, email, personal interviews or other methods of communication.  We have retained Georgeson Inc. to solicit proxies.  The cost of such services is estimated to be $9,000, plus the reimbursement of out-of-pocket costs and expenses. In addition, certain of our officers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by telephone, by fax or in person.

Householding

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to us in writing at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.  Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact us, to request that only a single copy of the proxy statement be mailed in the future.

Electronic Access/Available Information

You can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.  If you are a record holder, you can choose this option and save us the cost of producing and mailing these documents by following the instructions provided to you when you authorize your proxy over the Internet.  If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet.  Your choice will remain in effect until you tell us otherwise.  You do not have to elect Internet access each year.  To view, cancel or change your enrollment, please go to www.proxyvote.com.

We file reports, proxy materials and other information with the SEC.  These reports, proxy materials and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C.  20549.  Copies also can be obtained by mail from the Public Reference Room at prescribed rates.  Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.  In addition, the SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information filed electronically with the SEC.

Important Notice Regarding the Availability of Proxy Materials

This proxy statement, the proxy card and our Annual Report are available on our website at www.inlandrealestate.com.  Additional copies of this proxy statement or our Annual Report will be furnished to you, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.  If requested by eligible stockholders, we also will provide copies of exhibits to our Annual Report for a reasonable fee.

STOCK OWNERSHIP

Stock Owned by Certain Beneficial Owners and Management

The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by: (1) persons (including any “groups” as that term is used in Section 13(d)(3) of the Exchange Act) who are known to us to beneficially own more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) the executive officers; and (4) the directors and executive officers as a group.  Except as otherwise indicated, all information is as of April 17, 2014.  The percent of class is calculated using 99,778,868 shares outstanding as of April 17, 2014.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.(6)	12,138,906		12.2%
Daniel L. Goodwin(1)(2)	11,926,179	(3)	12.0%
The Inland Group, Inc.(4)	11,925,854	(3)	12.0%
Inland Real Estate Investment Corporation(5)	11,916,763	(3)	12.0%
BlackRock, Inc.(9)	9,275,625		9.3%
Inland Investment Stock Holding Corporation(8)	7,212,118	(3)	7.2%
Vanguard Specialized Funds - Vanguard REIT Index Fund - 23-2834924(7)	6,065,728		6.1%
Mark E. Zalatoris(11)(12)	148,313		*
Brett A. Brown(11)(14)	66,467		*
D. Scott Carr (11)(13)	65,123		*
Joel D. Simmons(1)(15)	47,078		*
William W. Anderson(11)(16)	45,145		*
Beth Sprecher Brooks(11)(19)	37,849		*
Heidi N. Lawton(1)(17)	35,033		*
Thomas H. McAuley(1)(20)	32,786		*
Thomas P. D’Arcy(1)(21)	31,886		*
Joel G. Herter(1)(18)	31,461		*
Thomas R. McWilliams(1)(22)	23,786		*
All Executive Officers and Directors as a Group	12,492,506		12.5%

*	Less than 1.0%.

(1)	Director.

(2)

Mr. Goodwin’s business address is 2901 Butterfield Road, Oak Brook, Illinois 60523.  Mr. Goodwin has sole voting power over 2,345,477 shares, shared voting power over 9,138,682 shares, sole dispositive power over 13,786 shares, and shared dispositive power over 11,916,763 shares.  Mr. Goodwin beneficially owns all the shares beneficially owned by TIGI, which beneficially owns 9,091 shares directly and an additional 11,916,763 shares indirectly (including 7,212,118 shares owned directly by Inland Investment Stock Holding Corporation (“IISHC”), 137,110 shares owned directly by Partnership Ownership Corporation (“POC”) and 4,567,535 shares owned by other TIGI subsidiaries or managed by Inland Investment Advisors, Inc.  (“Adviser”)).  IISHC, POC and Adviser are wholly owned subsidiaries of Inland Real Estate Investment Corporation (“IREIC”), which in turn is a wholly owned subsidiary of TIGI.  Mr. Goodwin is the controlling shareholder of TIGI.

(3)

As of April 17, 2014, 2,345,477 of the shares reported in the table as beneficially owned by Mr. Goodwin, TIGI and IREIC were pledged as security in a brokerage margin account, and 7,212,118 shares owned directly by IISHC and 137,110 shares owned directly POC, were pledged as security to banks for a secured revolving credit facility extended to IREIC.  Mr. Goodwin is neither a party to the agreement governing the credit facility nor has he directly received any proceeds from that facility. See footnote (2) above for the relationship of Mr. Goodwin, TIGI and IREIC to the pledgors IISHC and POC.

(4)           TIGI’s business address is 2901 Butterfield Road, Oak Brook, Illinois 60523.  TIGI shares voting power over 9,138,682 shares and dispositive power over all of the shares that it beneficially owns.  TIGI beneficially owns 9,091 shares directly and 11,916,763 shares indirectly (including 7,212,118 shares owned directly by IISHC, 137,110 shares owned directly by POC and 4,567,535 shares owned by other TIGI subsidiaries or managed by Adviser).

(5)           IREIC’s business address is 2901 Butterfield Road, Oak Brook, Illinois 60523.  IREIC shares voting power over 7,396,328 shares and dispositive power over all of the shares that it beneficially owns.  IREIC beneficially owns all of its shares indirectly (including 7,212,118 shares owned directly by IISHC, 137,110 shares owned directly by POC and 4,567,535 shares owned by other TIGI subsidiaries or managed by Adviser).

(6)           The business address for The Vanguard Group, Inc. -23-1945930 is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.  The Vanguard Group has sole voting power over 232,224 shares and shared voting power over 57,000 shares and shared dispositive power over 189,124 shares and sole dispositive power 11,949,782 shares.  The information contained herein respecting The Vanguard Group, Inc. is based solely on the Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2014.

(7)           The business address for Vanguard Specialized Funds - Vanguard REIT Index Fund - 23-2834924 is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.  The Vanguard Group has sole voting power over all of the shares that it beneficially owns.  The information contained herein respecting The Vanguard Group, Inc.  is based solely on the Schedule 13G filed by The Vanguard Group with the SEC on February 4, 2014.

(8)           IISHC’s business address is 701 North Green Valley Parkway, Henderson, Nevada 89074.  IISHC shares voting and dispositive power over all of the shares that it beneficially owns.

(9)           The business address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.  BlackRock, Inc.  has sole voting power over 8,934,884 shares and sole dispositive power over 9,275,625 shares.  The information contained herein respecting BlackRock, Inc.  is based solely on the Schedule 13G filed by BlackRock, Inc.  with the SEC on January 29, 2014.

(10)         Adviser’s business address is 2901 Butterfield Road, Oak Brook, Illinois 60523.  Adviser shares voting power over 47,100 shares and dispositive power over 4,567,535 shares.

(11)         Executive Officer.

(12)         Mr. Zalatoris has sole voting and investment power over 60,239 shares and shared voting and investment power over 88,074 shares.  Mr. Zalatoris’s beneficial ownership includes 5,713 shares underlying an option presently exercisable.  Mr. Zalatoris and his wife’s beneficial ownership includes 2,100 shares and 1,700 shares directly owned by the Joanne Zalatoris Trust and the Scott Zalatoris Trust, respectively.

(13)        Mr. Carr has sole voting and investment power over 36,260 shares and shared voting and investment power with his wife over 28,863 shares.  Mr. Carr has sole investment power of 2,252 shares.  Mr. Carr’s beneficial ownership includes 2,082 shares underlying an option presently exercisable.

(14)         Mr. Brown has sole voting and investment power over 35,437 shares and shared voting and investment power with his wife over 31,030 shares.  Mr. Brown’s beneficial ownership includes 2,252 shares underlying an option presently exercisable.

(15)         Mr. Simmons has sole voting and investment power over all of the shares that he beneficially owns.  Mr. Simmons’ beneficial ownership includes 5,000 shares underlying options presently exercisable.

(16)         Mr. Anderson has sole voting and investment power over 24,133 shares and shared voting and investment power with his wife over 21,012 shares.  Mr. Anderson’s beneficial ownership includes 1,868 shares underlying an option presently exercisable.

(17)         Ms. Lawton has sole voting and investment power over all of the shares she beneficially owns.  Ms. Lawton’s beneficial ownership includes 8,000 shares underlying options presently exercisable.

(18)         Mr. Herter and his wife share voting and investment power over all of the shares that he beneficially owns.  Mr. Herter and his wife’s beneficial ownership includes 5,000 shares underlying options presently exercisable.

(19)         Ms. Sprecher Brooks has sole voting and investment power over all the shares that she beneficially owns.  Ms. Sprecher Brooks’ beneficial ownership includes 1,909 shares underlying an option presently exercisable.

(20)         Mr. McAuley has sole voting and investment power over all of the shares that he beneficially owns. Mr. McAuley’s beneficial ownership includes 3,000 shares underlying options exercisable.

(21)         Mr. D’Arcy has sole voting and investment power over all of the shares that he beneficially owns.  Mr. D’Arcy’s beneficial ownership includes 10,000 shares underlying options presently exercisable.

(22)        Mr. McWilliams has sole voting and investment power over all of the shares that he beneficially owns.  Mr. McWilliams’ beneficial ownership includes 10,000 shares underlying options presently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that each officer and director and each person (as that term is defined in the Exchange Act) beneficially owning more than 10% of our common stock (collectively, the “Reporting Persons”) file an initial statement of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our securities with the SEC.  The Reporting Persons also are required to furnish us with copies of all Forms 3, 4 and 5 that they file.  Based solely on a review of the copies of these forms furnished to us during and with respect to the fiscal year ended December 31, 2013, or written representations from our Reporting Persons that no additional forms were required, we believe that all of our Reporting Persons complied with these filing requirements in 2013.

CORPORATE GOVERNANCE PRINCIPLES

Our business is managed under the direction and oversight of our board, which has formed three standing committees comprised entirely of independent directors as required by the New York Stock Exchange: audit; compensation; and nominating and corporate governance.  Each committee’s function is described below.  The members of our board of directors on the date of this proxy statement, and the committees on which they serve, are identified below.

Director	Audit	Compensation	Nominating and Corporate Governance
Thomas P. D’Arcy	X
Daniel L. Goodwin
Joel G. Herter	X(1)		X
Heidi N. Lawton		X(1)	X
Thomas H. McAuley	X	X
Thomas R. McWilliams		X	X(1)
Joel D. Simmons
Mark E. Zalatoris

(1)           Indicates chairperson of the committee.

In his capacity as the chairman of the board, Thomas P. D’Arcy organizes the work of the board and ensures that the board has access to sufficient information to carry out its functions, including monitoring our performance and the performance of management.  The chairman of the board presides over all meetings of the board and stockholders, establishes the agenda for each meeting and oversees the distribution of information to directors.  Our non-management directors meet regularly in executive session without members of management present.  Our independent directors also may meet, without members of management or the non-independent directors present.  Mr. D’Arcy generally presides at these sessions.  Each director has access to the members of our management team or other employees as well as full access to our books and records.

Our board has adopted “Guidelines on Corporate Governance” that, along with the charters adopted by each board committee and our code of ethics, provide the framework for our corporate governance.  A complete copy of the guidelines, charters and code of ethics may be found using the “Investor Relations” link on our website at www.inlandrealestate.com.  In addition, printed copies of these materials are available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

Independence

As required by our Charter (our Fifth Articles of Amendment and Restatement), our bylaws and the New York Stock Exchange, a majority of the directors serving on our board must be “independent.”

For purposes of complying with the requirements of Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, which contains the standard for independence we have also adopted in our bylaws, a director will not be considered independent if that director has a material relationship with us, whether directly or as a partner, shareholder or officer of an organization that has a relationship with us.  In addition, a director is not independent under Section 303A.02 if:

•    the director is, or has been within the last three years, employed by us, or an immediate family member is, or has within the last three years, served as one of our executive officers;

•    we paid the director or an immediate family member more than $120,000 during any twelve-month period within the last three years in direct compensation (excluding amounts paid in the form of director and committee fees);

•    the director or an immediate family member is a current partner or employee of our internal or external auditor, the director’s immediate family member is a current partner of our internal or external auditor, the director’s immediate family member is a current employee of our internal or external auditor and personally works on our audit, or the director or an immediate family member, was within the last three years, a partner of, or employed by, our internal or external auditor and personally worked on our audit within that time;

•    the director or an immediate family member is, or has within the last three years, been employed as an executive officer of another company where any of our present executive officers at the same time serves, or served, on that company’s compensation committee; or

•    the director is employed by, or an immediate family member is a current executive officer of, a company that has made payments to us or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenues.

A complete copy of the standards for independence applicable to our directors may be found under the “Investor Relations” section of our website at www.inlandrealestate.com by clicking the “Governance Documents” link.  In addition, printed copies of these materials are available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

Board Leadership Structure

Mr. D’Arcy, as chairman of the board, is responsible for organizing the work of the board and presiding over board meetings.  Because our chairman is independent, we do not have a separately designated lead independent director.  Each board member is kept apprised of our business and developments impacting our business and has complete and open access to the members of our management team.  The positions of chairman and chief executive officer are separate positions held by different individuals.  Mr. Zalatoris, as chief executive officer, is responsible for the performance of the Company, consulting with the board on strategic direction and providing day-to-day leadership.  We believe that having a chairman who is not the chief executive officer is the best governance model for us and our stockholders.  Having the board operate under the leadership and direction of someone independent from management facilitates the board’s fulfillment of its oversight responsibilities and its ability to function as an independent voice of the stockholders to hold management accountable for the performance of the Company.  This division of authority and responsibilities also allows our chief executive officer to focus his time on running our day-to-day business.

Risk Oversight

Our board oversees risk through: (1) its review and discussion of regular periodic reports, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (2) its review of material transactions requiring board approval, including, among others, certain acquisitions and dispositions of properties and financings; (3) the oversight of our business and corporate governance policies through the proceedings of our independent audit, compensation and nominating and corporate governance committees; and (4) regular periodic reports from our independent registered public accounting firm, internal auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our qualification as a REIT for tax purposes and our internal control over financial reporting.

Specifically, our audit committee reviews the management of financial risk and our policies regarding risk assessment and risk management and reports on these items to the board.  The audit committee meets periodically with our chief financial officer, senior internal auditing executive and the independent auditors to discuss financial risk exposures and the steps management has taken to monitor and control these exposures.  The compensation committee oversees the design of the incentive compensation arrangements of our named executive officers and ensures that those arrangements do not encourage or reward excessive risk taking by our executives.

Additional information concerning risks related to our compensation policies and practices is provided below under the caption “Compensation and Risk Management.”

In overseeing risk, the board also receives and reviews reports from our risk management committee, comprised entirely of employees, including our named executive officers and Carol Adams, our chief compliance officer.  This committee was formed to identify, monitor, remediate and report on our risk exposure.  Our risk management committee operates within the framework and based on criteria established in Internal Control – Integrated Framework (1992) as disseminated by the Committee of Sponsoring Organizations of the Treadway Commission, a private-sector organization dedicated to establishing effective, efficient and ethical business operations.  Our risk management committee, in conjunction with our internal control and Sarbanes-Oxley compliance efforts: (1) documents accountability for risk decisions and management; (2) establishes risk management responsibilities for employees; (3) identifies the key controls that are in place to monitor and mitigate risks; (4) maintains awareness of the interaction of our risks; (5) assesses and reports to the board all plausible risk scenarios; and (6) develops and maintains quantitative and qualitative methods for identifying and aggregating all significant risks.  In addition, the risk management committee annually reviews all previously identified risks and assesses the probability and magnitude of future risks.

Compensation and Risk Management

The compensation committee, in consultation with our chief executive officer and general counsel, has reviewed the design and operation of our agreements with our named executive officers, including their individual performance goals and the objective measures of our performance that are used to determine the amount of incentive compensation we award them, as well as the compensation of our other employees, and has evaluated the relationship between our risk management policies and practices and our compensation policies and practices.  As a result of this review, Mr. Zalatoris and the compensation committee have determined that our compensation policies and practices do not encourage our employees to take excessive or unnecessary risks and are not reasonably likely to have a material adverse effect on us.  In reaching this conclusion, Mr. Zalatoris and the compensation committee considered a variety of factors, including base compensation and the cash and equity incentive award opportunities available under our employment agreements.  Management and the compensation committee believe that the combination of the following factors should lead to executive and employee behavior that is consistent with our overall objectives and risk profile: (1) our balancing of base compensation and performance-based incentive compensation; (2) use of multiple Company and individual performance measures; (3) reliance on both quantitative and qualitative assessments of performance; and (4) awarding shares of common stock that vest over a multi-year period as part of both base and incentive compensation.  Our base and incentive compensation have been allocated to achieve what Mr. Zalatoris and the compensation committee believe is an appropriate balance between incentive and retention objectives so as not to over-emphasize our short term performance at the expense of our long-term prospects.  Mr. Zalatoris and the compensation committee believe that using several metrics, such as individual goals, our FFO growth and our total annual return to stockholders, properly balances our short-term and long-term objectives and allows the compensation committee and Mr. Zalatoris to use base and incentive compensation to guide the behavior of executives and employees in the direction that they believe is best for us and our stockholders and to avoid encouraging individual employees or groups of employees to engage in excessively risky courses of action in the misguided hope of accomplishing short-term personal gain at the expense of our overall performance and financial well-being.  Mr. Zalatoris and the compensation committee believe that there are no incentive awards built into our compensation policies, practices and agreements that would cause a rational executive or employee to take excessive or unnecessary risks in pursuit of achieving a short-term or isolated improvement in a measure of our performance at the expense of weaker long-term, overall results for us and our stockholders.

Communicating with Directors

Persons wishing to communicate with our board, our non-management directors as a group or one or more individual directors, including our chairman in his capacity as our presiding director, may send communications in care of our corporate secretary who will forward the communication to the appropriate person or persons.  Such communications may be anonymous and may be addressed to the board, our non-management directors or our chairman or another director, in each case c/o corporate secretary, Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523.

Our non-retaliation policy prohibits us, or any of our employees, from retaliating or taking any adverse action against anyone for raising a concern.  Persons preferring to raise their concerns in a confidential or anonymous manner may do so by contacting our ethics hotline at (888) 307-6342 or by contacting our general counsel, who will then refer the matter to the chairperson of the audit committee.  The hotline is available twenty-four hours a day, seven days a week to receive reports of ethical concerns or incidents, including concerns about accounting, internal controls or auditing matters.  Callers to this hotline may choose to remain anonymous.  A complete copy of our Reporting and Non-Retaliation Policy (also known as a “whistleblower” policy) may be found through the “Investor Relations” link on our website at www.inlandrealestate.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for recommending director nominees to the board and develops and recommends corporate governance guidelines.  The committee also prepares and supervises the board’s review of director independence and the board’s self-evaluation and makes recommendations to the board regarding committee assignments.  All of the members of the committee satisfy the requisite independence standards of the New York Stock Exchange.  Copies of our guidelines and the committee’s charter are available on our website at www.inlandrealestate.com through the “Investor Relations” link.  In addition, printed copies of our guidelines and the charter are available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by senior management and by stockholders.  In recommending candidates for director positions, the committee takes into account many factors and evaluates each director candidate in light of, among other things, the candidate’s experience, independence, skills and expertise based on a variety of factors, including the person’s experience or background in real estate management, development or finance, regulatory matters or corporate governance.  The committee evaluates each individual candidate by considering all appropriate factors as a whole, favoring active deliberation rather than the use of rigid formulas to assign relative weights to these factors.  The Company’s Charter requires that, at a minimum, at least one of our independent directors must have had at least three years of relevant real estate experience.  The committee also considers diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse experiences, skills and backgrounds.  Based on its overall assessment of each candidate, the committee recommends nominees to the board.

The committee considers diversity in the course of the annual nominating process and monitors the effectiveness of the nominating process through its self-evaluation process.

Stockholders must submit all recommendations for director nominations in accordance with the procedures specified in Article II, Section 14 of our bylaws.  Generally, this requires that the stockholder submit the nominee’s name, resume and biographical information to the attention of our corporate secretary.  All proposals for nomination received by the corporate secretary in a timely manner will be presented to the committee.  The committee follows the same processes and uses the same criteria for evaluating candidates proposed by stockholders, members of the board and members of senior management.  The committee did not receive any recommendations from stockholders of director nominees for election to the board at this year’s annual meeting.

As described above, a majority of the persons serving on our board must be “independent.”  Our board has considered transactions and relationships between each director or any member of his or her immediate family and us or our affiliates, including those reported under “Certain Relationships and Related Transactions” below.  The board also reviewed transactions and relationships between (1) directors and their affiliates and (2) members of our senior management and their affiliates to determine whether any relationships or transactions were inconsistent with a determination that the director is independent.

The board affirmatively determined that the following persons standing for reelection to the board are independent: Ms. Lawton and Messrs. D’Arcy, Herter, McAuley and McWilliams. Each of these directors satisfies the independence standards contained in the New York Stock Exchange corporate governance rules, our Charter and bylaws and our Corporate Governance Guidelines and has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Audit Committee

The audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The audit committee assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications, independence and performance of the independent registered public accounting firm; and (4) the performance of our internal audit function.  The report of the committee is included in this proxy statement.  Mr. Herter is the chairperson and Mr. McAuley  and Mr. D’Arcy are members of the audit committee.  The board has determined that Messrs. Herter, McAuley and D’Arcy each qualify as “audit committee financial experts” as defined by the SEC and that each member of the committee is independent in accordance with the standards established by the SEC and the New York Stock Exchange, as well as the standards set forth in the audit committee charter.  Please see the biographies of each audit committee member, set forth on pages 16 and 17 hereof for a description of the experience that the board considered in determining that he qualifies as an “audit committee financial expert.”  The audit committee charter may be found under the “Investor Relations” section of our website at www.inlandrealestate.com by clicking the “Governance Documents” link.  In addition, a printed copy of the charter is available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

Compensation Committee

The compensation committee is responsible for determining the compensation that we pay to our chief executive officer and the other named executive officers and for approving the compensation structure for our other senior management.  Each member of the committee meets the additional standards for the independence of compensation committee members set forth in Section 303A.02 of the NYSE Listed Company Manual, and each is a “non-employee director,” as defined by Section 16 of the Exchange Act, and an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.  In making its determination that Ms. Lawton meets the independence standard for serving on the compensation committee, our board considered Ms. Lawton’s status as a director on the board of Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”), which is currently managed by subsidiaries of The Inland Group, Inc.  Mr. Goodwin owns a controlling interest in The Inland Group, Inc., and we do business with subsidiaries of The Inland Group, Inc. as described under “Certain Relationships and Related Party Transactions” in this proxy statement below.  No member of our management team serves or engages in transactions with Inland Diversified, and we do not have any relationship or engage in transactions with Inland Diversified other than participating in an insurance captive with Inland Diversified and utilizing certain services of subsidiaries of The Inland Group, Inc. some of which may also be utilized by Inland Diversified.  The board concluded that Ms. Lawton’s relationship to Inland Diversified did not place her under the direct or indirect control of us or our senior management or create a direct relationship between her and members of our senior management and that nothing about her relationship to Inland Diversified would impair her ability to make independent judgments about our executive compensation.

Under the compensation committee’s charter, the committee may conduct or authorize investigations into or studies of matters within the committee’s scope of responsibilities, and may retain, at the Company’s expense, any independent counsel or other advisors as it deems necessary to assist it in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other terms of the engagement.  The compensation committee also has the authority to grant stock awards under our 2005 Equity Award Plan, which authority would continue under our 2014 Equity Award Plan, if it is approved by our stockholders (see Proposal No. 3 elsewhere in this proxy statement).  The compensation committee charter is available on our website at www.inlandrealestate.com through the “Investor Relations” link.  In addition, a printed copy of the charter is available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

Role of Executive Compensation Consultant

Our compensation committee engaged Christenson Advisory Services, LLC (“Christenson”) at the Company’s expense in late 2013 as  an  independent  compensation  consultant  to conduct a comprehensive compensation  analysis for use in setting future compensation.  Christenson’s analysis and recommendations were not intended to affect, and had no effect on, 2013 compensation.  Christenson was engaged to conduct a market survey to analyze our compensation practices and policies with respect to our top seven  executives, including our five named executive officers, to provide design considerations and to propose to our compensation committee possible adjustments to the Company’s annual  incentive compensation practices to ensure that they are competitive with current market practices.  Our compensation committee met with Christenson both separately and with Mr. Zalatoris to consider the results of Christenson’s analysis and his recommendations.  In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Christenson addressed each of the six independence factors established by the SEC, and his responses were assessed by our compensation committee.  Based on this assessment, the compensation committee determined that the engagement of Christenson did not raise any conflict of interest.

Code of Ethics

Our board has adopted “Guidelines on Corporate Governance” that, along with the charters adopted by each board committee and our “Code of Ethics,” provide the framework for our corporate governance.  Our Code of Ethics applies to all of our employees, including our chief executive officer, chief financial officer and controller, and our directors.  A complete copy of the Guidelines on Corporate Governance, the Code of Ethics and the committee charters may be found under the “Investor Relations” section of our website at www.inlandrealestate.com by clicking the “Governance Documents” link.  In addition, printed copies of these materials are available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

PROPOSAL NO.  1 – ELECTION OF DIRECTORS

Our board, acting on the recommendation of our nominating and corporate governance committee, has nominated the persons set forth below to serve as directors.  Ms. Lawton and Messrs. D’Arcy, Herter, McAuley and McWilliams have been nominated to serve as independent directors.  We know of no reason why any nominee will be unable to serve if elected.  If any nominee would be unable to serve if elected, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders.  The following gives information for each nominee, about the nominee’s principal occupation and business, as well as the specific experience, qualifications, attributes and skills that led to the conclusion by the board that the nominee should serve as a director of the Company.

Thomas P. D’Arcy, age 54, has served as our chairman of the board since April 2008 and as an independent director since 2005.  Mr. D’Arcy is a member of the audit committee.  Mr. D’Arcy currently serves as the chief executive officer of American Realty Capital Healthcare Trust Advisors (NASDAQ: HCT).  From November 2009 until March 2012 Mr. D’Arcy was President and chief executive officer of Grubb & Ellis Company, an NYSE listed full service commercial real estate firm.  Prior to Grubb & Ellis Company, Mr. D’Arcy served as a principal at Bayside Realty Partners, a private real estate company focused on acquiring and developing income producing commercial real estate.  From 2001 to 2003, Mr. D’Arcy served as the chief executive officer of Equity Investment Group, a private real estate company owned by an investor group which included the Government of Singapore, the Carlyle Group and Northwestern Mutual Life Insurance Company. Prior to his tenure with Equity Investment Group, from 1995 to 2001 Mr. D’Arcy was the chairman of the board, president and chief executive officer of Bradley Real Estate, Inc., an NYSE traded real estate investment trust.

Daniel L. Goodwin, age 70, has served as a director since 2001 and served as our chairman of the board from 2004 to April 2008.  Mr. Goodwin is a founder and the controlling stockholder, chairman of the board and chief executive officer of TIGI.  A wholly owned subsidiary of TIGI has sponsored six REITs, including the Company, and 84 real estate exchange private placements and over 400 limited partnerships, which altogether have raised more than $18 billion from over 360,000 investors.  TIGI and its affiliates have sponsored or own real estate investment and financial companies doing business nationwide with a presence in 46 states and managing assets in excess of $25 billion.  Mr. Goodwin has over 40 years of experience in real estate and has overseen Inland companies operating the following businesses: real estate investment, commercial real estate brokerage, real estate securities, land development, construction, and mortgage banking and lending.  Mr. Goodwin also serves as the chairman of the board and chief executive officer of Inland Bancorp, Inc., a multi-bank holding company whose subsidiaries include residential and commercial mortgage companies, alternative real estate loan companies and full service banks.  He also served on the board of directors of the Illinois State Affordable Housing Trust Fund, the Board of Governors of Illinois State Colleges and Universities, as chairman of the American National Bank of DuPage, was chairman of the board of trustees of Northeastern Illinois University and chairman of the board of the DuPage Airport Authority.  He currently serves as chairman of the Benedictine University board of trustees and is chairman of the National Association of Real Estate Trusts Public Non-listed REIT Council.  Mr. Goodwin is a licensed real estate broker and a member of the National Association of Realtors, the Chicago Association of Realtors Hall of Fame, the Illinois Association of Realtors Hall of Fame and the National Association of Realtors Hall of Fame.

Joel G. Herter, age 76, has served as an independent director since 1997 and is the chairperson of the audit committee and a member of the nominating and corporate governance committee.  Since 1997, Mr. Herter has served as a senior consultant to Wolf & Company, LLP, certified public accountants.  He was previously a partner of Wolf & Company, LLP from 1978 to 1997.  Mr. Herter’s business experience includes over thirty years as a practicing certified public accountant, providing accounting, auditing, tax and general business services including venture and conventional financing, forecasts and projections and strategic planning to a variety of industries.  Mr. Herter is licensed as a certified public accountant in the state of Illinois and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Mr. Herter currently serves as a trustee of Elmhurst Memorial Hospital and Elmhurst College and as a director of Suburban Bank and Trust Company.

Heidi N. Lawton, age 51, has served as an independent director since 1994 and is the chairperson of the compensation committee, a member of the nominating and corporate governance committee.  Since 2010, Ms. Lawton has also served as a member of the board of directors and audit committee of Inland Diversified Real Estate Trust, Inc.  Ms. Lawton is the managing broker and principal of Lawton Realty Group, Inc., a full service commercial real estate brokerage, development and management firm, which she founded in 1989.  Ms. Lawton has over twenty years of experience acquiring, developing and managing, as well as arranging financing for, large commercial properties.  Through her experiences she has developed skills in assessing risk and reading and writing financial reports.  She has also successfully turned around failed developments and associations.  Her areas of expertise include acquisitions for property development, structuring real estate investments, property conversions and implementing value add strategies.  Ms. Lawton has been licensed as a real estate professional since 1982 and served as president of the Northern Illinois Commercial Association of Realtors in 2009.

Thomas H. McAuley, age 68, is an independent director who has served on our board since 2004 and is a member of the audit committee and the compensation committee.  Mr. McAuley also previously served on our audit committee from 2004 to 2006.  He has extensive experience in real estate investment, development, management, underwriting and financing, and in his career he has cultivated a large number of relationships throughout the nation’s real estate industry.  Mr. McAuley currently serves on the boards of Alico, Inc. (NASDAQ: ALCO) and The Westervelt Company and is chairman of their respective audit committees.  He is also chairman of the board of the Bank of Atlanta and serves on its audit committee and loan committee.  He previously served on the board and audit committee of Forestar Group, Inc.  Mr. McAuley is formerly the President of Inland Capital Markets Group, Inc., a subsidiary of TIGI, a position that he held from May 2005 to December 2009.  From 1995 to 2003, he was chairman and chief executive officer of IRT Property Company, an Atlanta, Georgia based real estate investment trust traded on the New York Stock Exchange.  Mr. McAuley is a licensed real estate broker in Florida, Georgia and South Carolina.

Thomas R. McWilliams, age 78, has served as an independent director since 2005 and is the chairperson of the nominating and corporate governance committee and is a member of the compensation committee.  Since 1968, Mr. McWilliams has been engaged in the brokerage and development of office, commercial and residential properties.  Mr. McWilliams also serves as president of United Energy Associates, Incorporated, a full service energy management company.  Mr. McWilliams also serves as president of American Lighting Efficiency Corporation, a lighting system design and build company. Mr. McWilliams has been involved in real estate brokerage, development and financing of commercial and residential properties for over 40 years.

Joel D. Simmons, age 55, has served as a director since 2000. Recently, Mr. Simmons joined BGC Partners, Inc. (NASDAQ: BGCP) as Executive Managing Director of BGC Real Estate Capital Partners.  BGC Partners is a leading global provider of financial products and real estate services.  Prior to joining BGC, Mr. Simmons served as an executive vice president of Grubb & Ellis Company, a commercial real estate services and investment company formerly listed on the NYSE. Prior to joining Grubb & Ellis, Mr. Simmons was a partner at Cohen Financial.  During his 21 years with Cohen Financial, Mr. Simmons was personally responsible for over 900 real estate commercial debt and equity placements, developed many of its correspondent institutional lender relationships and assisted in the creation and growth of the company’s mortgage banking platform.  Mr. Simmons is also a current member of the board of directors of Albany Bank & Trust Co. of Chicago, a Chicago based bank, and Inland Bancorp, Inc. of Oakbrook, Illinois.  Mr. Simmons is a member of the International Council of Shopping Centers (the “ICSC”) and the ICSC Illinois State Committee.

Mark E. Zalatoris, age 56, has served as our president and chief executive officer since April 2008 and previously served as executive vice president and chief operating officer from 2004 to 2008, and as chief financial officer and senior vice president from 2000 to 2004.  Mr. Zalatoris was appointed to the Company’s board of directors in October 2013.  Prior to his responsibilities with the Company, Mr. Zalatoris was an executive at Inland Real Estate Investment Corporation from 1985 to 2000 with primary responsibility for asset management and due diligence functions. Mr. Zalatoris previously practiced as a certified public accountant, holds a general securities license, and previously served on the board of governors of the National Association of Real Estate Investment Trusts (the “NAREIT”) and is a member of the International Council of Shopping Centers (the “ICSC”).  Mr. Zalatoris received a Bachelor of Arts degree in Finance and a Masters of Accounting Science from the University of Illinois, Champaign-Urbana.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the election of each of the eight nominees.

DIRECTOR COMPENSATION

The following table sets forth all compensation of our directors for the fiscal year ended December 31, 2013, along with the total number of shares underlying each director’s exercisable options as of December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas P. D’Arcy	209,404	30,181	--	--	--	--	239,585
Daniel L. Goodwin	60,600	30,181	--	--	--	--	90,781
Joel G. Herter	180,200	1,743	--	--	--	--	181,943
Heidi N. Lawton	87,200	30,181	--	--	--	--	117,381
Thomas H. McAuley	205,200	30,181	--	--	--	--	235,381
Thomas R. McWilliams	80,400	30,181	--	--	--	--	110,581
Joel D. Simmons	59,600	30,181	--	--	--	--	89,781
Mark E. Zalatoris (2)	--	--	--	--	--	--	--

______________________________________

(1)           Represents shares of restricted stock awarded to each director with a value of approximately $60,000 as compensation for services pursuant to the Company’s 2005 Equity Award Plan.  Includes compensation on restricted shares awarded and dividends accrued on such restricted shares awarded.

(2)           Mr. Zalatoris is a Company employee and therefore receives no compensation as a member of the board of directors.

Narrative to Director Compensation Table

During the fiscal year ended December 31, 2013, we paid each director an annual fee equal to $45,000, plus $1,200 for each meeting of the board or any committee of the board attended in person and $1,000 for each meeting of the board or any committee of the board attended via telephone.  We also reimbursed all directors for travel and other necessary business expenses incurred by them in performing their services as directors.  Mr. Zalatoris is not compensated for his service as a director, and the Company would not compensate any other employee elected or otherwise called upon to serve as a director.

We paid the chairperson of the compensation committee an annual fee of $10,000, the chairperson of the nominating and corporate governance committee $9,000 and the chairperson of the audit committee an annual fee equal to $15,000.  In addition, we paid Mr. D’Arcy an annual fee of $50,000 for serving as the chairman of the board, and we paid Messrs. McAuley, D’Arcy and Herter additional fees of $88,000 each for serving on a special committee to review one or more potential transactions.  The special committee engaged a consultant, Pearl Meyer & Partners, to make a recommendation to the board regarding compensation to be paid to the special committee members for their service on the special committee.

Each director is also granted shares of restricted stock with a value of $60,000 to be issued pursuant to the Company’s 2005 Equity Award Plan, subject to ratable vesting over a three-year period.  The grants of restricted stock are subject to a minimum stock ownership for non-employee directors (the “Minimum Ownership Policy”).  The Minimum Ownership Policy provides that each non-employee director of the Company must, within four years of the later of (i) the date the policy became effective or (ii) becoming and continuing as a member of the board, and thereafter for the duration of his or her membership on the board, accumulate and hold at least an amount of shares of the Company’s common stock that is equal in value to and not less in value than $240,000.  For purposes of this minimum ownership requirement, unvested shares of restricted stock awarded as compensation for service as a director, ownership of interests that are exchangeable for shares of the Company’s common stock, ownership of vested stock options (the value of such stock options and the number of shares that may be acquired on exercise thereof), ownership of shares by a non-employee director’s immediate family members and/or trusts, foundations or other entities wherein the non-employee director has the ability to control the voting and/or disposition of the shares will be deemed ownership by such non-employee director.

Compensation Committee Interlocks and Insider Participation

During 2013, Ms. Lawton and Messrs. D’Arcy, McAuley, McWilliams and Herter served as members of our compensation committee, and:

•      no member of the compensation committee was an officer or employee of us or any of our subsidiaries, and no member of the compensation committee was an officer of the Company or any of our subsidiaries prior to 2013;

•      neither the members of the compensation committee nor their immediate family members had a direct or indirect material interest in any transaction in which we were a participant and in which the amount involved exceeded $120,000;

•      none of our executive officers was a director of another entity where one of that entity’s executive officers served on our compensation committee; and

•      none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as our director.

Meetings of the Board of Directors, Committees of the Board and Stockholders

During the fiscal year ended December 31, 2013, our board met 14 times, the audit committee met 5 times, the compensation committee met 7 times, and the nominating and corporate governance committee met 3 times.  During 2013, all directors attended at least 75% of the meetings of our board and the committees of the board on which they served.  We encourage our directors to attend our annual meeting of stockholders, and in 2013, each director did so attend.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

In accordance with the audit committee’s written charter, the committee oversees the Company’s financial reporting process including evaluating the effectiveness of internal accounting, auditing and financial controls and procedures.

Management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with U.S. generally accepted accounting principles and designing and implementing a system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm is responsible for auditing the financial statements.  The audit committee is responsible for monitoring and reviewing these procedures and processes.  The audit committee is comprised of three independent directors whose independence has been determined by the board of directors based on the standards set forth in the audit committee’s charter, the Company’s Charter and bylaws and the New York Stock Exchange listing standards.  With the exception of Mr. Herter, the members of the audit committee are not professionally engaged in the practice of accounting or auditing.  The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the internal auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.  The audit committee also relies on the opinions of the Company’s independent registered public accounting firm with regard to the consolidated financial statements and the effectiveness of internal control over financial reporting.

During the year ended December 31, 2013, the audit committee met five times.  During these meetings, the members of the audit committee met separately and with members of the Company’s management, the internal auditors and the Company’s independent registered public accounting firm, KPMG LLP.  The committee discussed numerous items at these meetings including KPMG’s overall scope and plan for its year-end audit.  As part of these discussions, the audit committee discussed the results of KPMG’s audit and evaluation of the Company’s internal controls.  Further, the audit committee reviewed and discussed, with management, the internal auditors and KPMG, the Company’s audited consolidated financial statements as of and for the year ended December 31, 2013.  During the year ended December 31, 2013, management advised the committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) and reviewed significant accounting and disclosure items with the committee.  The audit committee also discussed with KPMG all of the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditors’ Communication with Those Charged with Governance,” including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also obtained a formal written statement from KPMG, describing all relationships between KPMG and the Company that might bear on KPMG’s independence.  Further the audit committee discussed any relationships that may have an impact on KPMG’s objectivity and independence including a review of audit and non-audit fees and the written disclosures and letter from KPMG to the committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

At certain of its meetings during 2013, the audit committee met with members of the Company’s executive management team to review the certifications required to be provided under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission by the chief executive officer and chief financial officer.  At these meetings, members of the Company’s senior management team reviewed each of the certifications required by Sarbanes-Oxley concerning internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the internal auditors and KPMG, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The Audit Committee

Joel G. Herter (Chairperson)
Thomas H. McAuley
Thomas P. D’Arcy

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

The compensation committee has certain duties and powers as described in its charter.  The compensation committee is currently comprised of the three non-employee directors named at the end of this report, each of whom is independent as defined by the New York Stock Exchange listing standards.  The compensation committee has furnished the following report on executive compensation for the fiscal year ended December 31, 2013.

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis section contained in this proxy statement (the “CD&A”).  Based on this review and the committee’s discussions, the compensation committee has recommended to the board of directors (and the board of directors has approved) that the CD&A be included in this proxy statement on Schedule 14A.

The Compensation Committee
Heidi N. Lawton (Chairperson)
Thomas H. McAuley
Thomas R. McWilliams

EXECUTIVE OFFICERS

The board of directors annually elects our executive officers.  These officers may, subject to their respective employment agreements, be terminated at any time.  Listed below is information about our executive officers.

Mark E. Zalatoris, has served as our president and chief executive officer since April 2008 and previously served as executive vice president and chief operating officer from 2004 to 2008, and as chief financial officer and senior vice president from 2000 to 2004.  Mr. Zalatoris was appointed to the Company’s board of directors in October 2013.  Please see page 17 of this proxy statement for additional biographical information about Mr. Zalatoris.

Brett A. Brown, age 49, has served as our executive vice president since 2011 and chief financial officer and treasurer since 2008.  From 2008 to 2011, Mr. Brown served as our senior vice president.  Mr. Brown joined us in May 2004 as vice president and chief financial officer.  From 2000 to April 2004, Mr. Brown served as the senior vice president of financial reporting for Great Lakes REIT, an NYSE-listed REIT based in Oak Brook, Illinois, and held various other executive positions in finance and accounting at Great Lakes and its predecessor from 1988 to 2000. Mr. Brown is a member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountants Society, as well as the NAREIT and ICSC. Mr. Brown graduated from Northern Illinois University in 1986 with a bachelor’s degree in accounting.

Beth Sprecher Brooks, age 59, has served as our senior vice president since 2008 and as our general counsel and secretary since 2006.  Ms. Sprecher Brooks joined us in November 2002, became assistant vice president in 2003 and vice president in 2005.  Ms. Sprecher Brooks has concentrated her legal practice in the area of real estate since 1979 either as in-house counsel to a corporation or in the real estate department at a law firm.  Ms. Brooks has vast experience in a broad range of areas in real estate, including acquisitions and sales, zoning work, leasing, and other areas of general corporate law. She is a member of the American Bar Association, Association of Corporate Counsel and ICSC.  Ms. Sprecher Brooks received a Bachelor of Arts degree in American Studies from Georgetown University and a Juris Doctor Degree from Northwestern University School of Law.

D. Scott Carr, age 48, has served as our executive vice president of portfolio management and chief investment officer since 2011 and has served as the president of Inland Commercial Property Management, Inc. (“ICPM”), a subsidiary of the Company, since 1995.  Mr. Carr became senior vice president of portfolio management in 2008.  As president of property management, Mr. Carr oversees all aspects of property operations and leasing for the Company’s 157 neighborhood, community, power and lifestyle shopping centers and single-tenant retail properties, totaling over 15 million square feet of gross leasable area (GLA).  Mr. Carr is a member of ICSC. He has achieved the professional designations of Senior Certified Shopping Center Manager and Senior Certified Leasing Specialist. Mr. Carr is also a licensed real estate broker in Illinois and Minnesota.  Mr. Carr received a Bachelor of Arts degree in Economics from Loyola University, Chicago.

William W. Anderson, age 55, has served as our senior vice president of transactions since 2012.  From 2000 to 2012, Mr. Anderson served as our vice president of transactions.  Mr. Anderson is responsible for our acquisitions and dispositions of real property.  Prior to 2000, Mr. Anderson held positions in sales, brokerage, and development with TIGI.  Mr. Anderson has experience analyzing and negotiating the acquisition of shopping centers, apartments and net leased commercial properties. Mr. Anderson received a Bachelor of Science degree in finance from Northern Illinois University, and is an active member of ICSC and the National Association of Realtors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion and analysis explains the material elements of the compensation of Mark E. Zalatoris, Brett A. Brown, D. Scott Carr, Beth Sprecher Brooks and William W. Anderson (each, a “named executive officer” and collectively, the “named executive officers”) for the fiscal years ended December 31, 2013, 2012 and 2011.  This compensation discussion and analysis also briefly summarizes the employment agreements entered into by us with each of our named executive officers governing compensation to be paid to our named executive officers for each of the three fiscal years ending on December 31, 2014, 2015 and 2016, respectively.

General Philosophy and Objectives

Our compensation committee is responsible for establishing and overseeing our executive compensation policies and programs, which are designed to:

•      attract, retain and motivate quality executives by providing fair and reasonable compensation;

•      reward individual performance;

•      align compensation with company performance; and

•      align the interests of executives with those of our stockholders.

To accomplish these objectives, we have utilized an executive compensation program with three major elements – base compensation and annual cash and restricted stock incentive awards.

•      Base compensation provides a level of fixed compensation that will promote executive recruitment and retention.

•      Annual cash incentive awards motivate executives and reward them for the achievement of personal goals and our financial and operating goals for the year.

•      Annual restricted stock base compensation and incentive awards promote the creation of long-term stockholder value and align the interest of our executives with the interests of our stockholders, more closely than would cash compensation alone, by ensuring that a portion of total compensation is at risk and fluctuates in value with the price of our common stock.  Compensating executives with restricted stock also fosters retention of our executives because the rights to these shares vest over a five year period at a rate of 20% per year.

We view these elements of compensation as related but distinct. We do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other elements. We determine the appropriate level for each element of compensation based in part, but not exclusively, on competitive benchmarking and other considerations we deem relevant, such as rewarding executives for extraordinary individual and company performance.

A portion of each named executive officer’s total compensation is tied to the operating and financial performance metrics Funds From Operations per share (“FFO”) and Total Shareholder Return (“TSR”).  A reconciliation of FFO to net income for our three most recently completed fiscal years is included on page 50 of our Annual Report on Form 10-K, filed with the Commission on February 28, 2014.  TSR as used herein is defined as the sum of: (1) the percentage change in our common stock price between January 1st and December 31st of the employment year; and (2) our distribution yield for the employment year (calculated by dividing (x) the total distributions paid per share of our common stock for the employment year by (y) the closing price for a share of our common stock on January 1st of the employment year).  By linking incentive compensation with growth in both FFO and TSR, the compensation committee believes that incentive compensation more closely aligns the interests of our executives with those of our stockholders than if incentive compensation was linked to growth in FFO alone.  The committee believes that utilizing both criteria motivates our named executive officers to strive to achieve current improvements in our performance as measured by FFO as well as to create longer-term value for our stockholders that may ultimately be reflected in some combination of a higher market price for our common stock and increases in the amounts we pay as distributions.

Utilizing both performance metrics, as opposed to just one or the other, may keep executives motivated and incentivized under circumstances when using one metric alone otherwise would have left an executive without the possibility of an award for reasons beyond his or her control or the control of the Company.  Using both metrics reduces the potentially arbitrary impact of a random or anomalous decrease in a given year in either FFO or TSR, which decrease might otherwise have resulted in no incentive award to a named executive officer who may have made decisions and taken actions that were the best available decisions and actions under the circumstances.  For example, there might be years in which our stock price is influenced by factors beyond actions we have taken or could have taken or years in which an action or decision that is good for the long-term health of the Company may result in FFO growth that is lower in that year than it otherwise would have been in the absence of that action or decision.  The committee believes that using both metrics motivates executives to give a more balanced consideration to both the Company’s short-term performance as reflected in FFO and long-term health as reflected in the price of our stock without being entirely subject to downward movements in the broader stock market or other developments unrelated to our performance that nevertheless may negatively influence our stock price.

The committee believes it is important to reward our executives for achieving individual goals even when the growth rate in our FFO and TSR may not result in an award of incentive compensation for a particular year.  Executives have a greater incentive to perform well if a portion of their compensation is tied directly to their individual performance and is not dependent upon our overall performance, and the committee believes that we will be in better position to achieve increases in future FFO and TSR if the individual goals set for each executive are achieved.  Thus, each executive who achieves personal goals will be entitled to receive an award of cash and restricted stock, regardless of our level of performance.  The personal goals for the named executive officers were proposed by the officers and negotiated and agreed to by the compensation committee.  The specific goals for each year reflect our confidential operating plans and information and our planning process and accordingly disclosing them would result in competitive harm to us.  The personal goals are intended to be challenging and ambitious but also realistic enough to be reasonably attainable given a concerted individual effort by the officer.  The goals are intended to be achievable by the individual officers even if the Company’s performance is not at a level at which the named executive officers would receive incentive compensation awards based on Company performance, so that those officers can be rewarded for strong individual performance when the Company’s performance is adversely affected by factors beyond their control.

Determining Compensation

In setting compensation levels for 2013, the committee took into account our performance measured by growth in FFO and TSR, our strategic goals and the compensation practices of companies in the “Retail REIT Shopping Center Index” (the “NAREIT Peer Index”) published by NAREIT, a real estate industry trade group which describes itself as the worldwide representative voice for REITs and publicly traded real estate companies with an interest in U.S. real estate and capital markets.  Except as otherwise indicated, for the years ended December 31, 2013, 2012 and 2011, the following REITs comprised the NAREIT Peer Index:

• Acadia Realty Trust	• Kite Realty Group Trust
• Alexander’s Inc.	• Ramco-Gershenson Properties Trust
• AmREIT Inc.**	• Regency Centers Corp.
• Brixmor Property Group**	• Retail Properties of America**
• Cedar Shopping Centers, Inc.	• Retail Opportunity Investment Corp.*
• DDR Corp.	• Roberts Realty Investors, Inc.
• Equity One, Inc.	• Saul Centers, Inc.
• Excel Trust	• Tanger Factory Outlet Centers, Inc.
• Federal Realty Inv. Trust	• Urstadt Biddle Properties Inc.
• Kimco Realty Corp.	• Weingarten Realty Investors
• Wheeler Real Estate Investment Trust, Inc.**

*2012 and 2013

**2013 only

Our compensation committee also considered for 2013, subjectively and without attributing any particular weight or significance to any particular item, each executive’s past compensation, performance, experience level, role and responsibilities, as well as our overall financial performance, achievement of our strategic goals and competition in the marketplace for executive talent.

Members of the committee meet with, and consider the recommendations of, our chief executive officer and other directors and also meet in the absence of management to discuss compensation.  Both our management and our compensation committee also review surveys of industry compensation practices, such as the NAREIT Compensation Survey, to provide themselves with relevant market data and to informally compare the proposed compensation with that paid by other REITs in the retail sector, and by all REITs with a total capitalization of between $1 billion and $2.49 billion and between 75 to 299 full-time employees.  The following table reflects, for each element of compensation, each named executive officer’s compensation for 2013 compared as a percentage of the median paid for 2011 (as reported in the 2012 NAREIT survey results) within the range of companies, which medians are used by the committee and management as general reference points:

Compensation for 2013 as Percentage of Median Compensation in the 2012 NAREIT Compensation Survey Companies in the Retail Property Sector

	Base Salary (1)	Total Annual Cash Compensation (2)	Long-Term Incentive Award	Total Remuneration
Chief Executive Officer	82%	47%	19%	43%
Chief Financial Officer	105%	69%	40%	73%
Chief Investment Officer	129%	87%	56%	94%
General Counsel	101%	76%	58%	75%
SVP, Transactions	114%	90%	70%	84%

Companies with Total Capitalization between $1B - $2.49B

	Base Salary (1)	Total Annual Cash Compensation (2)	Long-Term Incentive Award	Total Remuneration
Chief Executive Officer	91%	51%	21%	51%
Chief Financial Officer	115%	83%	33%	81%
Chief Investment Officer	117%	75%	46%	62%
General Counsel	111%	80%	31%	78%
SVP, Transactions	142%	130%	106%	124%

Companies with between 75 and 299 Full-Time Employees

	Base Salary (1)	Total Annual Cash Compensation (2)	Long-Term Incentive Award	Total Remuneration
Chief Executive Officer	91%	49%	16%	44%
Chief Financial Officer	116%	78%	29%	77%
Chief Investment Officer	125%	93%	36%	99%
General Counsel	106%	86%	56%	84%
SVP, Transactions	118%	109%	80%	116%

(1)          For purposes of this column, the “base salary” of each of our named executive officers comprises the cash and restricted stock components of base compensation.

(2)           For purposes of this column, the “total annual cash compensation” of each of our named executive officers comprises the cash component of base compensation and the cash incentive award.

The NAREIT Compensation Survey is proprietary, reflects the practices of a broad array of companies in the REIT industry generally, and does not identify the practices of any particular companies operating in these sectors.  The compensation committee and management use the survey data to obtain a general understanding of current compensation practices and as a general reference.  The compensation committee does not know the identity of the specific companies participating in the survey.  Neither the compensation committee nor management ties its recommendations regarding compensation to any particular multiple or other metric presented in the survey data.

At the Company’s annual meeting held in June 2013, more than 94.0% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal.  The compensation committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. The compensation committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

2014-2016 Employment Agreements

We have entered into new employment agreements with our named executive officers effective January 1, 2014, that will last for a term of three years and will expire on December 31, 2016.  In order to ensure that our incentive compensation practices and policies remain competitive in the marketplace for executive talent and so as to retain executives who perform well, our compensation committee engaged a compensation consultant, and we have considered the analysis and recommendations of that consultant and made some changes to the terms and conditions of our employment contracts relative to those from the last several years.  The terms of the new agreements are not necessary to a fair understanding of the compensation paid to our executives in 2013.  Among some of the more significant changes in our new employment agreements, we have:  (1) extended the term of the agreements from what has been just one year to three years; (2) increased the amount of potential incentive cash and stock award opportunities to be paid upon achieving “target” or “high” levels of performance to bring them closer to market standards for comparable REITs; (3) conditioned the grant of long-term restricted stock awards solely on our TSR performance; (4) weighted absolute TSR performance equal to our TSR performance relative to our REIT peer group; (5) delayed the assessment and granting of 50% of the restricted stock award opportunity to the end of the three-year employment period, subject to an additional two-year pro rata vesting period; (6) implemented an annual cash bonus plan that measures performance at the company, business unit and individual level with varying weights according to each executive’s individual level of responsibility; (7) limited the effect of our FFO to the cash bonus plan, decreased the level of its impact on overall compensation and changed the metric to be used from reported FFO to reported adjusted FFO.  We believe these new agreements are consistent with current market practices and will position us to better compete for and retain executive talent and will continue to incentivize our executives to perform well and create value for the Company and its stockholders; and (8) extended the term of post-employment non-solicitation and no-hire covenants to two years following the end of employment.

2013 Employment Agreements

We entered into employment agreements with each of our named executive officers effective as of January 1, 2013, and expiring December 31, 2013.  These employment agreements provided for increases in base cash salary relative to 2012 as reflected below in the Summary Compensation Table.  As in 2012, each named executive officer continued to have incentive award opportunities based upon our performance relative to the NAREIT Peer Index, as measured by growth in FFO and TSR, as well as the achievement of personal goals.  The compensation committee believes that the thresholds for “target” and “high” performance strike an appropriate balance between challenging our named executive officers to excel and drive our financial performance and providing compensation opportunities that are realistic and attainable and that will allow us to retain them.  Approximately two-thirds of the total value of each executive’s incentive award opportunity will be in the form of a potential restricted stock award and the remainder will be in the form of cash.

Our level of performance for 2013

For 2013, a portion of each named executive officer’s total compensation was based on our performance relative to the NAREIT Peer Index.  We determined our performance by comparing the growth rate in our FFO and TSR from year to year versus the median growth rates in those measures of the companies in the NAREIT Peer Index.  We would have achieved (1) a “target” level of performance if the measure in question was equal to or greater than 100%, but less than 130%, of the median for the NAREIT Peer Index; and (2) a “high” level of performance if the measure was equal to or greater than 130% of the median for the NAREIT Peer Index.

For the year ended December 31, 2013, our rate in FFO was negative and the median growth rate in FFO for the NAREIT Peer Index was positive, falling approximately 1.0% and rising 7.3%, respectively.  We therefore did not achieve a “target” level of performance for 2013 as measured by our growth rate in FFO.  Our growth rate in TSR and the median growth rate in TSR for the NAREIT Peer Index for 2013 were approximately 32.3% and 6.7%, respectively.  We, therefore, achieved a “high” level of performance for 2013 as measured by our growth rate in TSR.

For 2013, the remaining portion of each named executive officer’s incentive compensation was based on the executive’s achievement of personal goals proposed by the officers and negotiated and agreed to by the compensation committee.  The compensation committee (with respect to Mr. Zalatoris) and Mr. Zalatoris (with respect to the other named executive officers) had discretion to determine whether to award this component of the incentive compensation for 2013.  In making this determination, the compensation committee and Mr. Zalatoris assessed the extent to which each named executive officer met his or her personal goals during 2013.

Cash incentive opportunity for 2013

Each named executive officer had an opportunity to earn an annual cash incentive award in an amount equal to a percentage of his or her base cash salary for 2013.  The maximum possible annual cash incentive award that each executive could have earned, expressed as a percentage of the executive’s base cash salary for 2013, is set forth below:

Maximum Possible Annual Cash Incentive Award (As Percentage of 2013 Base Cash Salary)

Mr. Zalatoris	Mr. Brown	Mr. Carr	Ms. Brooks and Mr. Anderson
33%	30%	30%	27%

Of the maximum possible annual cash incentive award, the amount actually awarded was the sum of three components.  The first component, as set forth below, depended upon our level of performance for 2013 as measured by the growth rate in our FFO relative to the median growth rate in FFO of the companies listed in the 2013 NAREIT Peer Index:

First Component of Annual Cash Incentive Award (As Percentage of 2013 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown	Mr. Carr	Ms. Brooks and Mr. Anderson
Granted automatically upon achieving “Target” FFO	7%	7%	7%	6%
Granted automatically upon achieving “High” FFO	11%	10%	10%	9%

The second component, as set forth below, depended upon our level of performance for 2013 as measured by the growth rate in our TSR relative to the median TSR of the companies included in the NAREIT Peer Index:

Second Component of Annual Cash Incentive Award (As Percentage of 2013 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown	Mr. Carr	Ms. Brooks and Mr. Anderson
Granted automatically upon achieving “Target” TSR	7%	7%	7%	6%
Granted automatically upon achieving “High” TSR	11%	10%	10%	9%

The third component was fixed in the discretion of the compensation committee (with respect to Mr. Zalatoris) or Mr. Zalatoris (with respect to the other named executive officers) based upon a determination of whether the named executive officer achieved the personal goals agreed upon in advance.  The award for the third component could have ranged from zero to the maximum percentage reflected below.

Third Component of Annual Cash Incentive Award (Maximum Possible As Percentage of 2013 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown	Mr. Carr	Ms. Brooks and Mr. Anderson
Granted in the discretion of (i) the compensation committee (for Mr. Zalatoris based on a subjective assessment of his performance) or (ii) Mr. Zalatoris (for the other named executive officers based on an assessment of the achievement of their personal goals)	12%	10%	10%	9%

Because we achieved a “high” level of performance for 2013 as measured by the growth rate in our TSR, the second component of each cash incentive award was equal to the following percentage of the executive officer’s base cash salary: (1) 11% for Mr. Zalatoris; (2) 10% for each of Mr. Brown and Mr. Carr; and (3) 9% for each of Ms. Brooks and Mr. Anderson.  Because we did not achieve at least a “target” level of performance for 2013 as measured by the growth rate in our FFO, the first component of each award was equal to zero.  Based on Mr. Zalatoris’ subjective assessment of the performance of each other named executive officer relative to his or her personal goals for 2013, which included his consideration of a self-assessment by each of them, Mr. Zalatoris fixed the third component of each award, with the approval of the compensation committee, at the following percentage of the executive officer’s base cash salary: (1) 10% for each of Mr. Brown and Mr. Carr; and (2) 9% for each of Ms. Brooks and Mr. Anderson.  With respect to Mr. Zalatoris, the compensation committee fixed the third component of the award at 11% of Mr. Zalatoris’ base cash salary.  The award that each named executive officer actually earned was equal to the sum of the three components, as discussed in “Cash and Restricted Stock Incentives Awards Made for 2013” below.

Restricted stock incentive opportunity for 2013

Each named executive officer had an opportunity to earn an annual restricted stock incentive award in an amount equal to a percentage of his or her base cash salary for 2013.  The maximum possible annual restricted stock incentive award that each executive could have earned, expressed as a percentage of the executive’s base cash salary for 2013, is set forth below:

Maximum Possible Annual Restricted Stock Incentive Award (As Percentage of 2013 Base Cash Salary)

Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson
66%	60%	48%

The annual restricted stock incentive award that each executive officer actually earned was equal to a fraction, the numerator of which was the sum of the three components described below, and the denominator of which was the average of the high and low trading price of our common stock as reported by the New York Stock Exchange on the date of grant.  The first component of the numerator, as set forth below, depended upon our level of performance for 2013 as measured by the growth rate in our FFO relative to the median growth rate in FFO of the companies listed in the 2013 NAREIT Peer Index:

First Component of Annual Restricted Stock Incentive Award (As Percentage of 2013 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson
Granted automatically upon achieving “Target” FFO	13%	12%	10%
Granted automatically upon achieving “High” FFO	22%	20%	16%

The second component of the numerator, as set forth below, depended upon our level of performance for 2013 as measured by the growth rate in our TSR relative to the median TSR of the companies included in the NAREIT Peer Index:

Second Component of Annual Restricted Stock Incentive Award (As Percentage of 2013 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson
Granted automatically upon achieving “Target” TSR	13%	12%	10%
Granted automatically upon achieving “High TSR	22%	20%	16%

The third component of the numerator was fixed in the discretion of the compensation committee or Mr. Zalatoris based upon a subjective determination of whether the named executive officer achieved the personal goals agreed upon in advance.  The award for the third component could have ranged from zero to the maximum percentage reflected below.

Third Component of Annual Restricted Stock Incentive Award (As Percentage of 2013 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson
Granted in the discretion of (i) the compensation committee (for Mr. Zalatoris based on a subjective assessment of his performance) or (ii) Mr. Zalatoris (for the other named executive officers based on an assessment of the achievement of their personal goals)	22%	20%	16%

Because we achieved a “high” level of performance for 2013 as measured by the growth rate in our TSR, the second component of each restricted stock award was equal to the following percentage of the executive officer’s base cash salary: (1) 22% for Mr. Zalatoris; (2) 20% for each of Messrs. Brown and Carr; and (3) 16% for each of Ms. Brooks and Mr. Anderson.  Because we did not achieve at least a “target” level of performance for 2013 as measured by the growth rate in our FFO, the first component of each award was equal to zero.  Based on Mr. Zalatoris’ subjective assessment of the performance of each other named executive officer relative to his or her personal goals for 2013, which included his consideration of a self-assessment by each of them, Mr. Zalatoris fixed the third component of each award, with the approval of the compensation committee, at the following percentage of the executive officer’s base cash salary: (1) 20% for each of Mr. Brown and Mr. Carr; and (2) 16%

for Ms. Brooks and Mr. Anderson.  With respect to Mr. Zalatoris, the compensation committee fixed the third component of the award at 22% of Mr. Zalatoris’ base cash salary.  The award that each named executive officer actually earned was equal to the sum of the three components, as discussed in “Cash and Restricted Stock Incentive Awards Made for 2013” below.

Cash and Restricted Stock Incentive Awards Made for 2013

The total amount of the annual cash incentive award and restricted stock incentive award that each executive officer actually earned was equal to the sum of the amounts that correspond to the first component (FFO), the second component (TSR) and the third component (personal goals) with respect to each type of award.  These totals are set forth in the table below:

Annual Cash Incentive Award and Restricted Stock Incentive Award (Total Amount Awarded for 2013)
Named Executive Officer	Cash Incentive Award		Restricted Stock Incentive Award
	(% of Cash Salary)	($)	(% of Cash Salary)	($)
Mark Zalatoris	22%	114,400	44%	228,800
Brett Brown	20%	80,000	40%	160,000
D. Scott Carr	20%	78,000	40%	156,000
Beth Sprecher Brooks	18%	54,000	32%	96,000
William Anderson	18%	52,200	32%	92,800

Other restricted stock compensation paid for 2013

Our compensation committee with respect to Mr. Zalatoris, and our board of directors upon the recommendation of the compensation committee with respect to our other named executive officers, determined to award additional compensation to our named executives in consideration of the extra time and effort they expended in pursuing large potential acquisition transactions in 2013 beyond their normal and customary level of responsibilities and due to the large increase in TSR with respect to the Company’s common stock that occurred over the course of 2013, particularly relative to the median increase in the TSR of the NAREIT Peer Index (+25.6%).  Each named executive officer will receive a grant of additional shares in an amount with a fair market value on the date of grant equal to 20% of each executive’s 2013 base salary, which will vest in equal amounts over a five-year period.  The total fair market value of this extra compensation to all of the recipients combined amounts to only $476,000 on the date of grant, or $95,200 per year over the five-year vesting period, as reflected individually in the table below.

Named Executive Officer	Additional Restricted Stock Award
	(% of Cash Salary)	($)
Mark Zalatoris	20%	$104,000
Brett Brown	20%	$80,000
D. Scott Carr	20%	$78,000
Beth Sprecher Brooks	20%	$60,000
William Anderson	20%	$58,000

2012 Employment Agreements

Under the employment agreements in effect between January 1, 2012 and December 31, 2012, each named executive officer received a fixed amount of base compensation that includes a cash component and an equity component.  The equity component for the named executive officers is a number of shares of restricted stock with a value on the date of grant equal to approximately 8% of total compensation for Mr. Zalatoris and approximately 4% of total compensation for Messrs. Brown, Carr, Anderson and Ms. Brooks.  The rights of the executives to these shares of restricted stock vest 20% per year over five years.  For 2012, each named executive officer was eligible to receive an incentive award only if the executive achieved certain agreed upon personal goals in the discretion of Mr. Zalatoris and the compensation committee or we achieved at least a “target” level of performance in one of the two company performance metrics.  All awards of restricted stock are made pursuant to our 2005 Equity Award Plan.

Our level of performance for 2012

For 2012, a portion of each named executive officer’s incentive compensation was based on our performance relative to the NAREIT Peer Index.  We determined our performance by comparing the growth rate in our FFO and TSR from year to year versus the median growth rates in those measures of the companies in the NAREIT Peer Index.  We would have achieved: (1) a “target” level of performance if the measure in question was equal to or greater than 100%, but less than 130%, of the median for the NAREIT Peer Index; and (2) a “high” level of performance if the measure was equal to or greater than 130% of the median for the NAREIT Peer Index.

For the year ended December 31, 2012, our growth rate in FFO and the median growth rate in FFO for the NAREIT Peer Index were equal to approximately 43.3% and 0.0%, respectively.  We therefore achieved a “high” level of performance for 2012 as measured by our growth rate in FFO.  Our growth rate in TSR and the median growth rate in TSR for the NAREIT Peer Index for 2012 were approximately 17.6% and 24.3%, respectively.  We, therefore, did not achieve a “target” level of performance for 2012 as measured by our growth rate in TSR.

For 2012, the remaining portion of each named executive officer’s incentive compensation was based on the executive’s achievement of personal goals.  The personal goals for the named executive officers were proposed by the officers and negotiated and agreed to by the compensation committee.  The specific goals for 2012 reflect our confidential operating plans and our planning process and accordingly disclosing them would result in competitive harm to us.  The personal goals were intended to be challenging and ambitious but also realistic enough to be reasonably attainable given a concerted individual effort by the officer.  The goals were intended to be achievable by the individual officers even if the Company’s performance was not at a level at which the named executive officers would receive incentive compensation awards based on Company performance, so that those officers could be rewarded for strong individual performance when the Company’s performance was adversely affected by factors beyond their control.

The compensation committee (with respect to Mr. Zalatoris) and Mr. Zalatoris (with respect to the other named executive officers) had discretion to determine whether to award this component of the incentive compensation for 2012.  In making this determination, the compensation committee and Mr. Zalatoris assessed the extent to which each named executive officer met his or her personal goals during 2012.

Cash incentive opportunity for 2012

Each named executive officer had an opportunity to earn an annual cash incentive award in an amount equal to a percentage of his or her base cash salary for 2012.  The maximum possible annual cash incentive award that each executive could have earned, expressed as a percentage of the executive’s base cash salary for 2012, is set forth below:

Maximum Possible Annual Cash Incentive Award (As Percentage of 2012 Base Cash Salary)

Mr. Zalatoris	Mr. Brown	Mr. Carr	Ms. Brooks and Mr. Anderson

34%	30%	27%	24%

Of the maximum possible annual cash incentive award, the amount actually awarded was the sum of three components.  The first component, as set forth below, depended upon our level of performance for 2012 as measured by the growth rate in our FFO relative to the median growth rate in FFO of the companies listed in the NAREIT Peer Index:

First Component of Annual Cash Incentive Award (As Percentage of 2012 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown	Mr. Carr	Ms. Brooks and Mr. Anderson

Granted automatically upon achieving “Target” FFO	7%	7%	6%	6%

Granted automatically upon achieving “High” FFO	11%	10%	9%	8%

The second component, as set forth below, depended upon our level of performance for 2012 as measured by the growth rate in our TSR relative to the median TSR of the companies included in the NAREIT Peer Index:

Second Component of Annual Cash Incentive Award (As Percentage of 2012 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown	Mr. Carr	Ms. Brooks and Mr. Anderson

Granted automatically upon achieving “Target” TSR	7%	7%	6%	6%

Granted automatically upon achieving “High” TSR	11%	10%	9%	8%

The third component was fixed in the discretion of the compensation committee (with respect to Mr. Zalatoris) or Mr. Zalatoris (with respect to the other named executive officers) based upon a determination of whether the named executive officer achieved the personal goals agreed upon in advance.  The award for the third component could have ranged from zero to the maximum percentage reflected below.

Third Component of Annual Cash Incentive Award (Maximum Possible As Percentage of 2012 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown	Mr. Carr	Ms. Brooks and Mr. Anderson

Granted in the discretion of (i) the compensation committee (for Mr. Zalatoris based on a subjective assessment of his performance) or (ii) Mr. Zalatoris (for the other named executive officers based on an assessment of the achievement of their personal goals)	12%	10%	9%	8%

Because we achieved a “high” level of performance for 2012 as measured by the growth rate in our FFO, the first component of each award was equal to the following percentage of the executive officer’s base cash salary: (1) 11% for Mr. Zalatoris; (2) 10% for Mr. Brown; (3) 9% for Mr. Carr; and (4) 8% for each of Ms. Brooks and Mr. Anderson.  Because we did not achieve at least a “target” level of performance for 2012 as measured by the growth rate in our TSR, the second component of each award was equal to zero. Based on Mr. Zalatoris’ subjective assessment of the performance of each other named executive officer relative to his or her personal goals for 2012, which included his consideration of a self-assessment by each of them, Mr. Zalatoris fixed the third component of each award, with the approval of the compensation committee, at the following percentage of the executive officer’s base cash salary: (1) 9% for Mr. Brown; (2) 8% for Mr. Carr; (3) 7% for Ms. Brooks; and (4) 8% for Mr. Anderson.  With respect to Mr. Zalatoris, the compensation committee fixed the third component of the award at 8% of Mr. Zalatoris’ base cash salary.  The award that each named executive officer actually earned was equal to the sum of the three components, as discussed in “Cash and Restricted Stock Incentives Awards Made for 2012” below.

Restricted stock incentive opportunity for 2012

Each named executive officer had an opportunity to earn an annual restricted stock incentive award in an amount equal to a percentage of his or her base cash salary for 2012, payable in shares of our common stock at a price per share equal to the average of the high and low trading price of our common stock as reported by the New York Stock Exchange on the date of grant.

The maximum possible annual restricted stock incentive award that each executive could have earned, expressed as a percentage of the executive’s base cash salary for 2012, is set forth below:

Maximum Possible Annual Restricted Stock Incentive Award (As Percentage of 2012 Base Cash Salary)

Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

61%	58%	46%

Of the maximum possible annual restricted stock incentive award, the amount actually awarded was the sum of three components.  The first component, as set forth below, depended upon our level of performance for 2012 as measured by the growth rate in our FFO relative to the median growth rate in FFO of the companies listed in the NAREIT Peer Index:

First Component of Annual Restricted Stock Incentive Award

(As Percentage of 2012 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Granted automatically upon achieving “Target FFO	13%	12%	10%

Granted automatically upon achieving “High” FFO	20%	19%	15%

The second component, as set forth below, depended upon our level of performance for 2012 as measured by the growth rate in our TSR relative to the median TSR of the companies included in the NAREIT Peer Index:

Second Component of Annual Restricted Stock Incentive Award

(As Percentage of 2012 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Granted automatically upon achieving “Target” TSR	13%	12%	10%

Granted automatically upon achieving “High TSR	20%	19%	15%

The third component was fixed in the discretion of the compensation committee or Mr. Zalatoris based upon a subjective determination of whether the named executive officer achieved the personal goals agreed upon in advance.  The award for the third component could have ranged from zero to the maximum percentage reflected below:

Third Component of Annual Restricted Stock Incentive Award

(As Percentage of 2012 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Granted in the discretion of (i) the compensation committee (for Mr. Zalatoris based on a subjective assessment of his performance) or (ii) Mr. Zalatoris (for the other named executive officers based on an assessment of the achievement of their personal goals)	21%	20%	16%

Because we achieved a “high” level of performance for 2012 as measured by the growth rate in our FFO, the first component of each award was equal to the following percentage of the executive officer’s base cash salary: (1) 20% for Mr. Zalatoris; (2) 19% for each of Messrs. Brown and Carr; and (3) 15% for each of Ms. Brooks and Mr. Anderson.  Because we did not achieve at least a “target” level of performance for 2012 as measured by the growth rate in our TSR, the second component of each award was equal to zero.  Based on Mr. Zalatoris’ subjective assessment of the performance of each other named executive officer relative to his or her personal goals for 2012, which included his consideration of a self-assessment by each of them, Mr. Zalatoris fixed the third component of each award, with the approval of the compensation committee, at the following percentage of the executive officer’s base cash salary: (1) 18% for each of Mr. Brown and Mr. Carr; (2) 14% for Ms. Brooks; and (3) 16% for Mr. Anderson.  With respect to Mr. Zalatoris, the compensation committee fixed the third component of the award at 14% of Mr. Zalatoris’ base cash salary.  The award that each named executive officer actually earned was equal to the sum of the three components, as discussed in “Cash and Restricted Stock Incentive Awards Made for 2012” below.

Cash and Restricted Stock Incentive Awards Made for 2012

The total amount of the annual cash incentive award and restricted stock incentive award that each executive officer actually earned was equal to the sum of the amounts that correspond to the first component (FFO), the second component (TSR) and the third component (personal goals) with respect to each type of award.  These totals are set forth in the table below:

Annual Cash Incentive Award and Restricted Stock Incentive Award (Total Amount Awarded for 2012)
Named Executive Officer	Cash Incentive Award		Restricted Stock Incentive Award
	(% of Cash Salary)	($)	(% of Cash Salary)	($)
Mark Zalatoris	19%	97,104	34%	173,757
Brett Brown	19%	73,535	37%	143,220
D. Scott Carr	17%	61,884	37%	133,920
Beth Sprecher Brooks	15%	44,080	29%	85,260
William Anderson	16%	44,800	31%	86,800

2011 Employment Agreements

Under the employment agreements in effect between January 1, 2011 and December 31, 2011, each named executive officer received a fixed amount of base compensation that includes a cash component and an equity component.  The equity component for the named executive officers is a number of shares of restricted stock with a value on the date of grant equal to approximately 5% of their total base compensation.  The rights of the executives to these shares of restricted stock vest 20% per year over five years.  For 2011, each named executive officer was eligible to receive an incentive award only if the executive achieved certain agreed upon personal goals in the discretion of Mr. Zalatoris and the compensation committee or we achieved at least a “target” level of performance in one of the two company performance metrics.  All awards of restricted stock are made pursuant to our 2005 Equity Award Plan.

Our level of performance for 2011

For 2011, a portion of each named executive officer’s incentive compensation was based on our performance relative to the NAREIT Peer Index.  We determined our performance by comparing the growth rate in our FFO and TSR from year to year versus the median growth rates in those measures of the companies in the NAREIT Peer Index.  We would have achieved: (1) a “target” level of performance if the measure in question was equal to or greater than 100%, but less than 135%, of the median for the NAREIT Peer Index; and (2) a “high” level of performance if the measure was equal to or greater than 135% of the median for the NAREIT Peer Index.

For the year ended December 31, 2011, our growth rate in FFO and the median growth rate in FFO for the NAREIT Peer Index were equal to approximately 8.1% and 5.0%, respectively.  We therefore achieved a “high” level of performance for 2011 as measured by our growth rate in FFO.  Our growth rate in TSR and the median growth rate in TSR for the NAREIT Peer Index were negative for 2011, declining approximately 7.0% and 6.6%, respectively.  We, therefore, did not achieve a “target” level of performance for 2011 as measured by our growth rate in TSR.

For 2011, the remaining portion of each named executive officer’s incentive compensation was based on the executive’s achievement of personal goals.  The personal goals for the named executive officers were proposed by the officers and negotiated and agreed to by the compensation committee.  The specific goals for 2011 reflect our confidential operating plans and our planning process and accordingly disclosing them would result in competitive harm to us.  The personal goals were intended to be challenging and ambitious but also realistic enough to be reasonably attainable given a concerted individual effort by the officer.  The goals were intended to be achievable by the individual officers even if the Company’s performance was not at a level at which the named executive officers would receive incentive compensation awards based on Company performance, so that those officers would be rewarded for strong individual performance when the Company’s performance was adversely affected by factors beyond their control.

The compensation committee (with respect to Mr. Zalatoris) and Mr. Zalatoris (with respect to the other named executive officers) had discretion to determine whether to award this component of the incentive compensation for 2011.  In making this determination, the compensation committee and Mr. Zalatoris assessed the extent to which each named executive officer met his or her personal goals during 2011.

Cash incentive opportunity for 2011

Each named executive officer had an opportunity to earn an annual cash incentive award in an amount equal to a percentage of his or her base cash salary for 2011.  The maximum possible annual cash incentive award that each executive could have earned, expressed as a percentage of the executive’s base cash salary for 2011, is set forth below:

Maximum Possible Annual Cash Incentive Award

(As Percentage of 2011 Base Cash Salary)

Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

40%	36%	30%

Of the maximum possible annual cash incentive award, the amount actually awarded was the sum of three components.  The first component, as set forth below, depended upon our level of performance for 2011 as measured by the growth rate in our FFO relative to the median growth rate in FFO of the companies listed in the NAREIT Peer Index:

First Component of Annual Cash Incentive Award

(As Percentage of 2011 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Granted automatically upon achieving “Target” FFO	7%	5.5%	5%

Granted automatically upon achieving “High” FFO	14%	12.5%	10%

The second component, as set forth below, depended upon our level of performance for 2011 as measured by the growth rate in our TSR relative to the median TSR of the companies included in the NAREIT Peer Index:

Second Component of Annual Cash Incentive Award

(As Percentage of 2011 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Granted automatically upon achieving “Target” TSR	7%	5.5%	5%

Granted automatically upon achieving “High” TSR	14%	12.5%	10%

The third component was fixed in the discretion of the compensation committee (with respect to Mr. Zalatoris) or Mr. Zalatoris (with respect to the other named executive officers) based upon a determination of whether the named executive officer achieved the personal goals agreed upon in advance.  The award for the third component could have ranged from zero to the maximum percentage reflected below.

Third Component of Annual Cash Incentive Award

(Maximum Possible As Percentage of 2011 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Granted in the discretion of (i) the compensation committee (for Mr. Zalatoris based on a subjective assessment of his performance) or (ii) Mr. Zalatoris (for the other named executive officers based on an assessment of the achievement of their personal goals)	12%	11%	10%

Because we achieved a “high” level of performance for 2011 as measured by the growth rate in our FFO, the first component of each award was equal to the following percentage of the executive officer’s base cash salary: (1) 14% for Mr. Zalatoris; (2) 12.5% for each of Messrs. Brown and Carr; and (3) 10% for each of Ms. Brooks and Mr. Anderson.  Because we did not achieve at least a “target” level of performance for 2011 as measured by the growth rate in our TSR, the second component of each award was equal to zero. Based on Mr. Zalatoris’ subjective assessment of the performance of each other named executive officer relative to his or her personal goals for 2011, which included his consideration of a self-assessment by each of them, Mr. Zalatoris fixed the third component of each award, with the approval of the compensation committee, at the following percentage of the executive officer’s base cash salary: (1) 10.7% for Mr. Brown; (2) 9.9% for Mr. Carr and (3) 9.0% for each of Ms. Brooks and Mr. Anderson.  With respect to Mr. Zalatoris, the compensation committee fixed the third component of the award at 9.6% of Mr. Zalatoris’ base cash salary.  The award that each named executive officer actually earned was equal to the sum of the three components, as discussed in “Cash and Restricted Stock Incentives Awards Made for 2011” below.

Restricted stock incentive opportunity for 2011

Each named executive officer had an opportunity to earn an annual restricted stock incentive award in an amount equal to a percentage of his or her base cash salary for 2011, payable in shares of our common stock at a price per share equal to the average of the high and low trading price of our common stock as reported by the New York Stock Exchange on the date of grant.

The maximum possible annual restricted stock incentive award that each executive could have earned, expressed as a percentage of the executive’s base cash salary for 2011, is set forth below:

Maximum Possible Annual Restricted Stock Incentive Award

(As Percentage of 2011 Base Cash Salary)

Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

45%	39%	36%

Of the maximum possible annual restricted stock incentive award, the amount actually awarded was the sum of three components.  The first component, as set forth below, depended upon our level of performance for 2011 as measured by the growth rate in our FFO relative to the median growth rate in FFO of the companies listed in the NAREIT Peer Index:

First Component of Annual Restricted Stock Incentive Award

(As Percentage of 2011 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Granted automatically upon achieving “Target” FFO	8%	7.5%	7%

Granted automatically upon achieving “High” FFO	15%	13%	12%

The second component, as set forth below, depended upon our level of performance for 2011 as measured by the growth rate in our TSR relative to the median TSR of the companies included in the NAREIT Peer Index:

Second Component of Annual Restricted Stock Incentive Award

(As Percentage of 2011 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Granted automatically upon achieving “Target” TSR	8%	7.5%	7%

Granted automatically upon achieving “High” TSR	15%	13%	12%

The third component was fixed in the discretion of the compensation committee or Mr. Zalatoris based upon a subjective determination of whether the named executive officer achieved the personal goals agreed upon in advance.  The award for the third component could have ranged from zero to the maximum percentage reflected below:

Third Component of Annual Restricted Stock Incentive Award (As Percentage of 2011 Base Cash Salary)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Granted in the discretion of (i) the compensation committee (for Mr. Zalatoris based on a subjective assessment of his performance) or (ii) Mr. Zalatoris (for the other named executive officers based on an assessment of the achievement of their personal goals)	15%	13%	12%

Because we achieved a “high” level of performance for 2011 as measured by the growth rate in our FFO, the first component of each award was equal to the following percentage of the executive officer’s base cash salary: (1) 15% for Mr. Zalatoris; (2) 13% for each of Messrs. Brown and Carr; and (3) 12% for each of Ms. Brooks and Mr. Anderson.  Because we did not achieve at least a “target” level of performance for 2011 as measured by the growth rate in our TSR, the second component of each award was equal to zero.  Based on Mr. Zalatoris’ subjective assessment of the performance of each other named executive officer relative to his or her personal goals for 2011, which included his consideration of a self-assessment by each of them, Mr. Zalatoris fixed the third component of each award, with the approval of the compensation committee, at the following percentage of the executive officer’s base cash salary: (1) 12.6% for Mr. Brown; (2) 11.7% for Mr. Carr and (3) 10.8% for each of Ms. Brooks and Mr. Anderson.  With respect to Mr. Zalatoris, the compensation committee fixed the third component of the award at 12% of Mr. Zalatoris’ base cash salary.  The award that each named executive officer actually earned was equal to the sum of the three components, as discussed in “Cash and Restricted Stock Incentive Awards Made for 2011” below.

Cash and Restricted Stock Incentive Awards Made for 2011

The total amount of the annual cash incentive award and restricted stock incentive award that each executive officer actually earned was equal to the sum of the amounts that correspond to the first component (FFO), the second component (TSR) and the third component (personal goals) with respect to each type of award.  These totals are set forth in the table below:

Annual Cash Incentive Award and Restricted Stock Incentive Award (Total Amount Awarded for 2011)
Named Executive Officer	Cash Incentive Award		Restricted Stock Incentive Award
	(% of Cash Salary)	($)	(% of Cash Salary)	($)
Mark Zalatoris	23.6%	116,820	27.0%	133,650
Brett Brown	23.2%	81,154	25.6%	89,584
D. Scott Carr	22.4%	78,355	24.7%	86,401
Beth Sprecher Brooks	19.0%	52,991	22.8%	63,589
William Anderson	19.0%	51,319	22.8%	61,583

Effect of Regulatory Requirements on Executive Compensation

Section 162(m).  Under Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” certain limits are placed on the tax deductibility of compensation paid to our chief executive officer and our four other most highly compensated executives unless the compensation meets the requirement for “performance-based compensation” as set forth in the Code and the related regulations.  Our compensation committee has considered the possible effect of Section 162(m) of the Code in designing our compensation programs and policies.  Further, as long as we qualify as a REIT, we generally will not pay taxes at the corporate level and, therefore, losing the deductibility of compensation does not have a significant adverse impact on us.

To the extent that any part of our compensation expense is not deductible under Section 162(m) of the Code, we might be required to increase the amount of our distributions to our stockholders to maintain our status as a REIT or a larger portion of stockholder distributions might be subject to federal income tax as ordinary income rather than return of capital.  Also, any compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct the compensation.  The committee will continue to take into account the materiality of any deductions that might be lost as well as the broader interests to be served by paying competitive compensation.

Section 409A.  Section 409A of the Code generally affects the federal income tax treatment of most forms of deferred compensation (subject to limited grandfathering for certain deferred compensation arrangements in place on or prior to October 3, 2004) by accelerating the timing of the inclusion of the deferred compensation to the recipient for federal income tax purposes and imposing an additional federal income tax on the recipient equal to 20% of the amount of the accelerated income.  The committee considers the potential adverse federal income tax impact of Section 409A of the Code in determining the form and timing of compensation paid to our executives and other employees and service providers.

Section 280G and 4999.  Sections 280G and 4999 of the Code limit a company’s ability to deduct, and impose excise taxes on, certain “excess parachute payments” (as defined in Sections 280G and 4999 of the Code and related regulations) paid to each service provider (including an employee or officer) in connection with a change of control of the company (as set forth in Sections 280G and 4999 of the Code and related regulations).  The committee considers the potential adverse tax impact of Sections 280G and 4999 of the Code, as well as other competitive factors, in structuring certain post-termination compensation or other compensation that might be payable to our executives and other employees and service providers in connection with a change of control of the company.

Accounting Rules.  We account for stock-based employee compensation (currently stock options and restricted stock) using the fair value based method of accounting described in ASC Topic 718.  We record the cost of awards with service conditions based on the grant-date fair value of the award.  The cost of the awards is recognized over the vesting period.  If an award is forfeited, no additional compensation expense is recognized.  The committee considers the accounting treatment of alternate grant proposals under ASC Topic 718 in determining the form and timing of equity compensation grants to employees, including our named executive officers.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)(1)	($)	($)	($)(2)	($)

Mark E. Zalatoris,	2013	570,000	332,800	114,400	31,005	1,048,205
President and Chief	2012	555,000	173,757	97,104	23,752	849,613
Executive Officer	2011	540,000	133,650	116,820	18,983	809,453

Brett A. Brown,	2013	420,000	240,000	80,000	18,387	758,387
Chief Financial Officer	2012	400,000	143,220	73,535	12,416	629,171
	2011	364,800	89,549	81,154	8,866	544,369

D. Scott Carr,	2013	410,000	234,000	78,000	17,917	739,917
Chief Investment Officer	2012	375,000	133,920	61,884	12,308	583,112
	2011	364,800	86,401	78,355	8,921	538,477

Beth Sprecher Brooks,	2013	315,000	156,000	54,000	13,624	538,624
General Counsel	2012	302,250	85,260	44,080	9,937	441,527
	2011	291,150	63,589	52,991	7,535	415,265

William W. Anderson,	2013	305,000	150,800	52,200	13,454	521,454
Senior Vice President	2012	292,000	86,800	44,080	9,762	433,642
of Transactions	2011	282,100	61,583	51,319	7,498	402,500

(1)                                 Includes the grant date value of restricted stock paid as base compensation as well as base cash compensation.

(2)                                 The amount reported as “All Other Compensation” includes matching contributions to our 401(k) plan, amounts paid for a short-term disability policy, the value of distributions on unvested restricted stock and amounts paid for life insurance coverage.

2013 Grant of Plan-Based Awards

The following table provides information on the grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2013.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards - Target		Grant Date Fair Value of Stock Awards
		(#)		($)
Mark E. Zalatoris	06/27/13	17,860	(1)	173,778
		5,140	(2)	50,012
Brett A. Brown	06/27/13	14,720	(1)	143,226
		2,055	(2)	19,995
D. Scott Carr	06/27/13	13,765	(1)	133,933
		2,055	(2)	19,995
Beth Sprecher Brooks	06/27/13	8,765	(1)	85,283
		1,545	(2)	15,033
William W. Anderson	06/27/13	8,925	(1)	86,840
		1,545	(2)	15,033

______________________________________

(1)                                 Amounts reflect shares of restricted stock awarded as the annual restricted stock incentive award for the named executive officer’s performance in 2012, which will vest 20% per annum.

(2)                                 Amounts reflect shares of restricted stock awarded as deferred compensation under the named executive officers’ employment agreement for 2013, which will vest 20% per annum and are potentially subject to forfeiture upon the termination of the executive officers’ employment, as described under “Potential Payments Upon Termination or a Change of Control.”

2013 Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information with respect to all unexercised options and stock awards that have not vested for each of the named executive officers outstanding as of December 31, 2013.

Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
			(#) (1)	($)

Mark E. Zalatoris	08/06/08	2,338	--	14.97	08/06/18
	08/19/09	3,375	1,125	7.89	08/20/19

Brett A. Brown	08/06/08	752	--	14.97	08/06/18
	08/19/09	1,500	375	7.89	08/20/19

D. Scott Carr	08/06/08	752	--	14.97	08/06/18
	08/19/09	1,500	375	7.89	08/20/19

Beth Sprecher Brooks	08/06/08	685	--	14.97	08/06/18
	08/19/09	1,224	306	7.89	08/20/19

William W. Anderson	08/06/08	668	--	14.97	08/06/18
	08/19/09	1,200	300	7.89	08/20/19

(1)                                 20% of options granted vest on each successive yearly anniversary of the date of the grant.

Stock Awards

Name	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested
	(#)(1)	($)

Mark E. Zalatoris	54,526	573,614

Brett A. Brown	33,185	349,106

D. Scott Carr	31,926	335,862

Beth Sprecher Brooks	22,418	235,837

William W. Anderson	22,265	234,228

(1)                                 20% of restricted shares of stock granted vest on each successive yearly anniversary of the date of the grant.

2013 Option Exercises and Stock Vested

The following table sets forth information concerning the amounts realized upon the exercise of options and vesting of stock awards during the year ended December 31, 2013 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)

Mark E. Zalatoris	-	-	12,627	126,270

Brett A. Brown	-	-	5,927	59,270

D. Scott Carr	-	-	5,851	58,510

Beth Sprecher Brooks	-	-	4,516	45,160

William W. Anderson	-	-	4,406	44,060

Potential Payments Upon Termination or a Change of Control

Under the employment agreements in effect for the fiscal year ending December 31, 2014, we are required to provide compensation and other benefits to the named executive officers in the event of a termination of employment.  Some of the material terms and conditions of these rights are summarized below.  In all material respects, these terms and conditions are substantially similar to those in the employment agreements that were in effect for the fiscal year ended December 31, 2013.

Termination by the Company for Cause or Voluntarily by the Executive.  Under the employment agreements, we will have “cause” to terminate an executive’s employment if, among other things, the executive fails to perform his or her duties under the employment agreement.  If employment is terminated by us for “cause” or voluntarily by the executive, then within 30 days of the date of the termination, we will pay the executive:

•    any accrued base salary;

•    any accrued vacation pay;

•    any accrued reimbursable expenses; and

•    any accrued benefits, together with any benefits required to be paid or provided under applicable law.

In addition, any restricted stock awards issued to the executive which have not yet vested will immediately be forfeited.

Termination by the Company without Cause or by the Executive for Good Reason.  Under the employment agreements, an executive will have “good reason” to terminate his or her employment agreement if: (1) we require the executive to relocate his or her principal residence to a location outside of the greater Chicago Metropolitan Area, (2) certain reductions are made to the executive’s base salary or other compensation and benefits, or (3) we materially breach the provisions of the agreement.  If employment is terminated by us “without cause” or by the executive for “good reason,” then within 30 days of the date of the termination, we will pay the executive:

•    any accrued base salary;

•    any accrued vacation pay;

•    any accrued reimbursable expenses;

•    any accrued benefits, together with any benefits required to be paid or provided under applicable law;

•    any accrued bonus, which has been determined for the prior year, but not yet paid;

•    any accrued bonus for the current year prorated to the date of termination; and

•    an amount equal to the sum of: (A) the executive’s then current per annum base salary, plus (B) an amount equal to the annual cash incentive award which was paid to the executive for the fiscal year preceding the year of termination; provided, however, that the payment to the executive would, in no event, have exceed an amount which would cause the executive to receive an “excess parachute payment” as defined in the Code.

In addition, any restricted stock awards which have not yet vested will vest immediately and will no longer be subject to forfeiture.

Termination by Company for Good Reason.  Under the employment agreements, we will have “good reason” to terminate an executive’s employment if the executive fails to achieve the personal goals and objectives mutually agreed upon between the executive and the board.  If we terminate the executive’s employment for “good reason,” then within 30 days of the date of the termination, we will pay the executive:

•    any accrued base salary;

•    any accrued vacation pay;

•    any accrued reimbursable expenses;

•    any accrued benefits, together with any benefits required to be paid or provided under applicable law;

•    any accrued bonus, which has been determined for the prior year, but not yet paid;

•    any accrued bonus for the current year prorated to the date of termination; and

•    an amount equal to 0.50 times the sum: (A) the executive’s then current per annum base salary, plus (B) an amount equal to the annual cash incentive award which was paid to the executive for the fiscal year preceding the year of termination; provided, however, that the payment to the executive would, in no event, have exceed an amount which would cause the executive to receive an “excess parachute payment” as defined in the Code.

In addition, any restricted stock awards which have not yet vested will immediately be forfeited.

Change of Control.  If employment under the agreement is terminated within one year of a “change of control,” then within 30 days of the date of the termination, we will pay the executive:

•    any accrued base salary;

•    any accrued vacation pay;

•    any accrued reimbursable expenses;

•    any accrued benefits, together with any benefits required to be paid or provided under applicable law;

•    any accrued bonus, which has been determined for the prior year, but not yet paid;

•    any accrued bonus for the current year prorated to the date of termination; and

•    an amount equal to 2.0 times the sum of: (A) the executive’s then current per annum base salary; plus (B) an amount equal to the annual cash incentive award paid to the executive for the fiscal year immediately preceding the year of termination; plus (C) the aggregate dollar value of each of the restricted stock awards that was granted to executive for the fiscal year immediately preceding the year of termination; provided, however, that the payment to the executive will, in no event, exceed an amount which would cause the executive to receive an “excess parachute payment” as defined in the Code.

In addition, if the executive’s employment is terminated within one year of a “change of control,” then any restricted stock awards which have not vested will immediately vest and no longer be subject to forfeiture.

Termination upon Death or Total Disability.  If employment under the agreement is terminated by reason of the death or “total disability” of the executive, then within 30 days of the date of the termination, we will pay the executive (or his or her estate or beneficiaries):

•    any accrued base salary;

•    any accrued vacation pay;

•    any accrued reimbursable expenses;

•    any accrued benefits, together with any benefits required to be paid or provided under applicable law.; and

•    any accrued bonus.

In addition, any restricted stock or stock option awards issued to the executive which have not yet vested will vest immediately and no longer be subject to forfeiture.

The following table describes the payments, if any, to each named executive officer that would have been made upon the termination or change in control under the executive’s current employment agreement, based on a hypothetical termination or change in control occurring on December 31, 2013.  To the extent the determination of a payment amount requires the use of the price of our common stock, we used the closing price of our common stock on December 31, 2013.  The amounts reflect the acceleration of benefits under the employment agreements, as well as benefits payable or other consequences under our benefit plans.  There can be no assurance that a termination would produce the same or similar results as those shown below if it occurs on any other date or if any other price of our common stock is applicable.

Name & Type of Termination	Cash	Accelerated Vesting	Total
	($)	($)	($)
Mark E. Zalatoris
Termination by the company for cause or voluntarily by the executive	--	--	--
Termination by the company without cause or by the executive for good reason	1,114,304	573,614	1,687,918
Termination by the company for good reason	780,752	--	780,752
Change of control	2,128,922	573,614	2,702,536
Termination upon death or total disability	447,200	573,614	1,020,814
Brett A. Brown
Termination by the company for cause or voluntarily by the executive	--	--	--
Termination by the company without cause or by the executive for good reason	813,535	349,106	1,162,641
Termination by the company for good reason	566,768	--	566,768

Change of control	1,593,510	349,106	1,942,616
Termination upon death or total disability	320,000	349,106	669,106
D. Scott Carr
Termination by the company for cause or voluntarily by the executive	--	--	--
Termination by the company without cause or by the executive for good reason	783,884	335,862	1,119,746
Termination by the company for good reason	547,942	--	547,942
Change of control	1,523,608	335,862	1,859,470
Termination upon death or total disability	312,000	335,862	647,862
Beth Sprecher Brooks
Termination by the company for cause or voluntarily by the executive	--	--	--
Termination by the company without cause or by the executive for good reason	569,080	235,837	804,917
Termination by the company for good reason	389,540	--	389,540
Change of control	1,098,680	235,837	1,334,517
Termination upon death or total disability	210,000	235,837	445,837
William W. Anderson
Termination by the company for cause or voluntarily by the executive	--	--	--
Termination by the company without cause or by the executive for good reason	552,800	234,228	787,028
Termination by the company for good reason	377,900	--	377,900
Change of control	1,076,200	234,228	1,310,428
Termination upon death or total disability	203,000	234,228	437,228

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We reimburse affiliates of TIGI for various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, property tax reduction services and mail processing.  These TIGI affiliates provide these services to us at cost.  In the event that a service provider has revenues for any particular fiscal year that exceed its expenses for that year, the service provider will rebate the excess on a pro rata basis to us based on the proportion of its revenues attributable to us.  Mr. Goodwin, one of our directors, is the controlling shareholder of TIGI.  We pay for the aforementioned services on an hourly basis at rates that we believe are below market rates for comparable services.  The hourly rate is based on the salary of the individual rendering the services, plus a pro rata allocation of overhead including, but not limited to, employee benefits, rent, materials, fees, taxes and operating expenses incurred by each entity in operating their respective businesses.  Since January 1, 2013, we have incurred expenses for these services totaling approximately $2,554,000, which we included in our general and administrative expenses and property operating expenses.  Additionally, we lease our corporate office space from an affiliate of TIGI.  Payments under this lease since January 1, 2013, were approximately $627,000 and also were included in general and administrative expenses.  As of April 17, 2014, TIGI, through affiliates, beneficially owned approximately 12.0% of our outstanding common stock.  For accounting purposes however, we are not directly affiliated with TIGI or its affiliates.

On August 12, 2003, we entered into an agreement with Inland Investment Advisors, Inc., an indirect wholly owned subsidiary of TIGI, to manage our investment in securities.  We pay a fee of up to 1.0% per annum on the net asset value under management.  Since January 1, 2013, we have paid approximately $58,000 for these services.  We divested our securities portfolio as of December 31, 2013 and will no longer be paying management fees to Inland Investment Advisors, Inc.

Effective January 1, 2013, the Company extended its joint venture relationship with Inland Private Capital Corporation (“IPCC”), a wholly owned subsidiary of TIGI that was formerly known as Inland Real Estate Exchange Corporation, by entering into a new limited liability company agreement.  This joint venture was formed in 2006 to facilitate the Company’s indirect participation in tax-deferred exchange transactions pursuant to Section 1031 of the Internal Revenue Code using properties made available to the venture by the Company.  A wholly owned subsidiary of the Company will be entitled to earn leasing fees and on-going property management fees under the joint venture agreement.  We have undertaken certain contribution, reimbursement and indemnification obligations specified in the joint venture agreement.  Our subsidiary coordinates the joint venture’s acquisition, property management and leasing functions, and earns fees for services provided to the joint venture, including property management, asset management and leasing fees, as well as acquisition fees, which are split equally between our subsidiary and IPCC.  We continue to earn property management, asset management and leasing fees on all properties acquired for this venture, even after all interests in the entity that owns the property have been sold to the investors.  Since January 1, 2013, IPCC has received approximately $4.11 million in acquisition and asset management fees related to the joint venture, funded entirely by third parties.

Since January 1, 2013, Newmark Grubb Knight Frank (“Newmark”) was paid a total of approximately $232,429 in mortgage brokerage fees by IPCC  in connection with three loan transactions in which properties temporarily owned by the Company through the IPCC joint venture were mortgaged and the Company indirectly received total loan proceeds of $88.7 million as a partial return of its initial investment in the properties.  The lenders in these transactions were selected by IPCC.  We did not participate in the selection.  Because the lenders selected are exclusively represented by Newmark, IPCC would not have been able to consummate the loan transactions with these lenders unless IPCC worked through Newmark.  One of our directors, Joel Simmons, had an indirect personal interest as a broker in these transactions that he estimated as approximately $104,000, all of which has been received by Mr. Simmons.

Policies and Procedures with Respect to Related Party Transactions

Our code of ethics applies to all of our employees (including all officers) and directors and addresses conflicts of interest generally.  The code of ethics requires, among other things, that the board approve transactions that involve a conflict of interest.  Our Charter also contains provisions that limit our ability to engage in certain transactions, including transactions with our directors and their affiliates (as defined in the Charter).  Our Charter requires, among other things, that these related party transactions must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction.  In determining whether to approve or authorize a particular transaction with a director or a director’s affiliate, the disinterested directors are required by our Charter to consider the terms and conditions of the transaction relative to the terms and conditions available from unaffiliated third parties and whether the transaction involving the director is fair and reasonable to us.

PROPOSAL NO. 2 – RATIFY APPOINTMENT OF KPMG LLP

The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  We traditionally ask our stockholders to ratify the selection even though your approval is not required.  Further, even if you do not approve the selection of KPMG, we will not replace them for this year due to the added expense and delay that would result from replacing them and selecting a new firm.  Instead, the audit committee will consider the negative vote as a direction to consider a different firm next year.

Representatives of KPMG will attend the annual meeting.  These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2014.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees for professional services rendered by KPMG LLP for the audit of our annual financial statements and internal control over financial reporting for the fiscal years ended December 31, 2013 and 2012, together with fees for audit-related services and tax services rendered by KPMG LLP for the fiscal years ended December 31, 2013 and 2012, respectively.

		Fiscal year ended December 31,
Description	2013		2012
	$		$
Audit Fees	1,187,500	(1)	1,020,000
Audit-Related Fees	--		--
Tax Fees (2)	532,859	(3)	542,247
All Other Fees	--		--
TOTAL	1,720,359		1,562,247

(1)           Total includes Audit fees of $90,000 incurred in connection with IN Retail Fund LLC, our joint venture with the New York State Teachers’ Retirement System and $90,000 incurred in connection with INP Retail LP, our joint venture with PGGM.

(2)           Tax fees are comprised of tax compliance, tax advice and tax planning fees.

(3)           Total includes tax fees of $19,875 incurred in connection with IN Retail Fund LLC and $78,183 incurred in connection with INP Retail LP.

Approval of Services and Fees

Our audit committee has reviewed and approved all of the fees paid to KPMG and actively monitors the relationship between audit and non-audit services provided by KPMG.  The audit committee must pre-approve all services provided by our independent registered public accounting firm and the fees charged for these services.  The audit committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.  The audit committee concluded that all services rendered by KPMG during the years ended December 31, 2013 and 2012 respectively, were consistent with maintaining KPMG’s independence.  Accordingly, the audit committee has approved all of the services provided by KPMG.  As a matter of policy, we will not engage our primary independent registered public accounting firm for non-audit services other than “audit related services,” as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting.  The policy also includes limits on hiring partners of, and other professionals employed by, KPMG to ensure that the SEC’s auditor independence rules are satisfied.

INTRODUCTORY NOTE – PROPOSAL 3

The Board of Directors (the “Board’) recommends that our shareholders approve the Inland Real Estate Corporation 2014 Equity Award Plan (the “2014 Equity Plan”), which was adopted by the Board on April 28, 2014 subject to and contingent upon the approval of our shareholders at the 2014 Annual Meeting.  The 2014 Equity Plan will not become effective, and no awards will be granted under the 2014 Equity Plan, unless it the 2014 Equity Plan is approved by our shareholders.

The Company currently provides stock-based compensation opportunities to our employees through the 2005 Equity Plan (the “2005 Equity Plan”). The 2005 Equity Plan was approved by the shareholders at the 2005 annual meeting and has served as an important component of the Company’s overall compensation program.  As of April 28, 2014, approximately 1,909,000 shares of common stock remain available for grant under the 2005 Equity Plan.  As of June 23, 2015, the 2005 Equity Plan will expire and we will no longer be able to make awards under the 2005 Equity Plan after that date.  Any awards previously granted under the 2005 Equity Plan shall continue to vest and/or be exercisable in accordance with their original terms and conditions.  Regardless of whether shareholders approve the 2014 Equity Plan, the Company expects to continue to make future grants under the 2005 Equity Plan for so long as the 2005 Equity Plan has shares remaining available for grant and the 2005 Equity Plan has not expired. However, following expiration of the 2005 Equity Plan and/or the issuance of all shares remaining for grant under the 2005 Equity Plan, the Company will need a new shareholder-approved stock-based compensation vehicle to provide equity compensation awards to our non-employee directors, named executive officers and other employees in the future.

PROPOSAL 3 – APPROVAL OF 2014 EQUITY AWARD PLAN

Purpose of the 2014 Equity Plan

The purpose of the 2014 Equity Plan is to enable the Company to attract, retain and reward officers, employees, directors, advisors and consultants of the Company or its affiliates.  The 2014 Equity Plan is intended to align the interests of eligible participants with those of our shareholders by providing eligible participants with stock and/or cash based incentive compensation opportunities tied to the performance of the Company and its common stock.

Key Features of the 2014 Equity Plan Designed to Protect Shareholders’ Interests

The 2014 Equity Plan includes key provisions generally designed to protect the interests of stockholders, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•                 No Discounted Options or SARs.  Stock options and share appreciation rights (“SARs”) may not be granted with an exercise or base price lower than the fair market value of the underlying shares on the grant date.

•                 No Repricing of Options or SARs.  The 2014 Equity Plan does not allow without the prior approval of stockholders the cancellation of a stock option or SAR when the exercise price per share exceeds the fair market value of one share of common stock in exchange for cash or another award (other than in connection with a change in control) or permit the cancellation, substitution or amendment of a stock option or SAR that would have the effect of reducing the exercise price of such stock option or SAR or otherwise approve any modification to such a stock option or SAR.

•                 Limited Share Recycling.  Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2014 Equity Plan.

•                 No Evergreen Provision.  The 2014 Equity Plan does not contain an “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2014 Equity Plan are automatically replenished.

•                 Per-Participant Limits on Awards.  The 2014 Equity Plan limits the size of stock awards that may be granted during any one calendar year to any one participant as well as the amount of cash awards that can be earned in respect of any performance period.

•                 No Automatic Grants.  The 2014 Equity Plan does not provide for automatic grants to any participant.

•                 No Automatic Vesting upon Change in Control.  Awards become automatically vested in connection with a Change in Control (as defined in the 2014 Equity Plan) only in the event of a termination of employment by the Company other than for Cause (as defined in the 2014 Equity Plan) within twelve months following a Change in Control or as determined by the compensation committee.

Description of the 2014 Equity Plan

The following description of the 2014 Equity Plan is a summary and is qualified in its entirety by reference to the 2014 Equity Plan, a copy of which is attached as Exhibit A to this proxy statement.

Administration.  The 2014 Equity Plan is administered by a committee (the “Committee”) or, to the extent no Committee exists which has been delegated such authority, the Board.  The Committee is comprised of two or more non-employee directors of the Board.  To the extent deemed necessary by the Board, each Committee member is a “nonemployee director” for purposes of such Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), satisfies the requirements for an “independent director” under any applicable rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed, and is “independent” pursuant to the rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act  With respect to application of the 2014 Equity Plan to non-employee directors, the Committee shall be the Board.

The Committee has the full power and authority necessary to administer the 2014 Equity Plan and to exercise all the powers and authorities either specifically granted to it under the 2014 Equity Plan or necessary of advisable in its administration, including the authority to:

•                 grant awards and determine the eligible participants to whom awards will be granted;

•                 determine the type and amount of any award to be granted, the number of shares of the Company’s common stock to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award;

•                 determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged or surrendered;

•                 determine fair market value applicable to any award;

•                 make adjustments in the terms and conditions of awards;

•                 construe and interpret the 2014 Equity Plan and any award;

•                 adopt, alter and repeal rules, guidelines and practices governing the 2014 Equity Plan;

•                 determine the terms and conditions of the award agreements; and

•                 make all other determinations deemed necessary or advisable for the administration of the 2014 Equity Plan.

Share Authorization.  Subject to certain adjustments, the total number of shares of common stock reserved and available for issuance under the 2014 Equity Plan is 2,500,000 shares.  Generally, an award under the 2014 Equity Plan terminates or expires without the delivery to the participant of shares of common stock or dividends or certain other benefits of ownership, the shares covered by such awards will again be available for the grant of awards under the Omnibus Plan.  However, shares that are withheld or otherwise not issued or delivered from an award in satisfaction of the exercise or purchase price of an award or the withholding taxes relating to an award, will not be available for future awards under the 2014 Equity Plan.  In addition, shares reacquired on the open market or otherwise using cash proceeds received from stock option exercises may not be used to repurchase shares of common stock on the open market for reuse under the 2014 Equity Plan.

The maximum number of shares of common stock that may be subject to stock options, SARs, restricted stock awards, restricted stock units and other stock-based awards granted to any participant during any calendar year will be limited to 250,000 shares of common stock for all such award types in the aggregate.  No participant may earn cash awards in respect of any performance period of twelve months in excess of $2,500,000 (as proportionately adjusted for performance periods of greater than 12 months).

In the event of any merger, reorganization, consolidation, recapitalization, repurchase, spin-off, share exchange, share dividend, share split, combination of shares or other change in corporate structure affecting the common stock of the Company, the Committee shall, as the Committee in its discretion determines to be appropriate, make equitable adjustments to the aggregate number of shares reserved for issuance, the number and kind of shares or other property (including cash) that may be issued in connection with the awards, as well as the exercise price, base price, purchase price or the performance goals, if any, applicable to the awards.  In connection with any such adjustment, the Committee may provide for the cancellation of any outstanding awards and payment in cash or other property in exchange for cancellation of such awards.

No awards may be granted under the 2014 Equity Plan after the date which is ten years from the date of approval by the shareholders.  Awards granted prior to such date, however, may extend beyond such date and the provisions of the 2014 Equity Plan will continue to apply thereto.

Eligibility.  Persons eligible to participant in the 2014 Equity Plan include any person who is an employee, director, consultant or advisor of the Company or its Affiliates (as defined in the 2014 Equity Plan). A former employee may also be eligible for awards if actively employed at the end of the applicable service and/or performance period in which the awards were earned or to which the awards relate.  All participants are eligible to be granted nonqualified stock options, SARs, restricted stock, restricted stock units, cash awards and other stock-based awards.  In addition, our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the 2014 Equity Plan.  The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the Omnibus Plan.

Awards.  Under the 2014 Equity Plan, we may grant incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, cash awards and other stock-based awards.  The following is a brief description of each type of award.

Stock Options.  The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of Common Stock.  The Committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option.  No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value). The Committee will prescribe the time or times at which or the conditions upon which, a stock option or portion thereof will become vested and/or exercisable.  Upon the exercise of a stock option, the participant must make payment of the full exercise price, either in cash, check or any other form acceptable to the Committee. Except as otherwise determined by the Committee in an award agreement or pursuant to an individual agreement with a participant, stock options shall become completely vested upon a termination of a participant’s employment or service due to death or Disability (as defined in the 2014 Equity Plan) and generally remain exercisable for a period of two years following such termination. Vested stock options remain exercisable for a period of thirty days following a termination for Cause and for three months following a termination for any other reason other than death, Disability or Cause, unless otherwise provided in an award agreement or individual agreement with the participant.

Stock Appreciation Rights.  The Committee may grant SARs to participants either stand alone or in tandem with stock options granted under the 2014 Equity Plan. In the case of any SAR granted in tandem to any stock option, the SAR will not be exercisable until the related stock option is exercisable and will terminate when the related stock option terminates.  A tandem SAR entitles a participant to surrender the underlying stock option which is then exercisable and receive an amount equal to the excess of the fair market value of the common stock on the date the election to surrender is received by the Company over the stock option exercise price. Without surrender of a stock option, a standalone SAR entitles a participant to receive an amount equal to the excess of the fair market value of the common stock on the date the election to exercise is received by the Company over the fair market value of the common stock on the date of grant. SARs may be paid in shares, cash or a combination of shares and cash.

Restricted Stock.  The Committee may award shares of restricted stock.  Except as otherwise provided by the Committee upon the award of restricted stock, the participant will have the rights of a stockholder with respect to the shares, including dividends or distributions with respect to restricted stock awards, which may be subject to the same restrictions as the underlying restricted stock award.  The restrictions imposed on shares granted under a restricted stock award will lapse in accordance with the vesting requirements specified by the Committee in the award agreement. unless otherwise provided by the Committee or in an award agreement or pursuant to an individual agreement with the participant, in the event of a participant’s death or termination of employment by reason of disability, the restrictions imposed on the restricted shares awarded to the participant will lapse, but the restricted shares held by the participant will be forfeited if a participant’s employment terminates for any reason other than death or disability.

Restricted Stock Units.  The Committee may award restricted stock unit awards.  A restricted stock unit is an award granted in reference to a share of common stock that becomes vested upon satisfaction of certain terms and conditions, as determined by the Committee.  A restricted stock unit does not have any of the attendant rights of a stockholder, except certain dividend equivalent rights as specified in the grant.  Payment of a restricted stock unit may be made, as approved by the Committee and set forth in the award agreement, in cash or in shares of common stock or in a combination thereof.

Other Stock-Based Awards.  The Committee may make a grant of such other stock-based awards under the 2014 Equity Plan that is payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, including performance shares, convertible preferred shares, convertible debentures, exchangeable securities and dividend equivalent rights.  The Committee will determine the terms and conditions of any such other awards.

Cash Awards.  The Committee may make grant of cash awards under the 2014 Equity Plan. The Committee may elect to provide for the payment of cash awards contingent upon the satisfaction of a specified performance period, which, together with any other terms and conditions, will be determined by the Committee in its sole discretion at the time of grant.

Change in Control.  Except as otherwise provided in an award agreement or other agreement with a participant, in the event of a Change in Control the Committee shall make such adjustments as described above to address any change in corporate structure affecting the common stock of the Company and, in its discretion, may provide that awards shall be continued, assumed, have new rights substituted therefor, or determine that all outstanding awards be cashed out as of the date the occurrence of the Change in Control is determined to have occurred, and/or provide for accelerated vesting or lapse of restrictions of an award at any time.  Except as otherwise provided in the applicable award agreement, in the event of a termination of a participant’s employment or service, other than for Cause, within twelve months following a Change in Control, all awards of the terminated participant shall be deemed full vested and all applicable restrictions on the awards shall lapse.

Amendment and Termination.  The Board may at any time amend, alter or discontinue the Plan, except that no amendment, alteration or discontinuance shall impair the rights of a participant under an award previously granted without the participant’s consent or be effective without receipt of stockholder approval, if any, as may be required under any applicable law or regulation (including any applicable regulation of any national securities exchange on which the shares are then traded).  In no event may the 2014 Equity Plan be amended without the approval of the stockholders in accordance with applicable law to increase the aggregate number of Shares that may be issued, decrease the minimum exercise price of any award, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. The Committee may at any time, in its sole discretion, amend the terms of any award; provided that no amendment to an award may: (i) impair the rights of a participant under an award theretofore granted without the participant’s consent; (ii) make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 participant holding the award without the participant’s consent; or (iii) be deemed to be a “repricing” as defined under Item 402(i)(1) of Regulation S-K.

Nontransferability.  Awards granted under the 2014 Equity Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that in the event of the death of a participant, except as otherwise provided by the Committee in an award agreement, an outstanding award may be exercised by or will become payable to the participant’s beneficiary.

Certain U.S. Federal Income Tax Consequences.  The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2014 Equity Plan.  This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.  Furthermore, the applicable tax laws are subject to change (possibly with retroactive effect), as are their interpretations and applications, which may vary in individual circumstances.

Incentive Stock Options.  Incentive stock options under the 2014 Equity Plan are intended to meet the requirements of Section 422 of the Code.  No tax consequences result from the grant of an incentive stock option. A participant who acquires common stock upon exercise of an incentive stock option will not recognize income for ordinary income tax purposes (the excess of the fair market value of the common stock acquired over the exercise price will be considered income for purposes of the alternative minimum tax), but only if (i) if the participant was continuously employed on the date of grant until three months prior to the date of exercise and (ii) the participant does not sell the common stock received pursuant to the exercise of the incentive stock option within either two years after the date of the grant of the incentive stock option or one year after the date of exercise. If the participant sells the common stock after complying with the applicable conditions, any gain realized over the exercise price will be treated as capital gain (and any loss will be treated as capital loss) and the Company will be disallowed a deduction as a result of the exercise.

If the participant is not continuously employed on the date of grant until the date three months prior to the date of exercise or a participant disposes of the common stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price.  In such event, the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income.  Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period). To the extent that the aggregate fair market value (determined as of the time of grant) of the common stock with respect to which incentive stock options are exercisable for the first time by an eligible employee during any calendar year under the 2014 Equity Plan and/or any other stock option plan of the Company, any subsidiary or any parent exceeds $100,000, such options will be treated as nonqualified stock options.

Nonqualified Stock Options.  A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant.  Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.  Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock.  The Company is generally allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Restricted Stock.  A participant will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company, subject to applicable withholding taxes. If the election is not made, the participant will generally recognize ordinary income, subject to applicable withholding taxes, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year. The holding period starts on the date of grant if a Section 83(b) election is made or when the restrictions are removed if no Section 83(b) election is made.

Restricted Stock Units.  The grant of an award of restricted stock units will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will recognize ordinary income, subject to applicable withholding taxes, equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Cash Awards.  A participant will recognize ordinary income, subject to withholdings, upon any cash received upon payment of a cash award. The Company generally will be entitled to a deduction equal to the income the participant recognizes.

Certain Tax Consequences to the Company.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a corporation’s chief executive officer and the three other most highly compensated executive officers other than the chief financial officer.  Qualifying performance-based compensation (within the meaning of Section 162(m)) will not be subject to the deduction limit if certain requirements are met.  As a qualifying REIT, the Company generally does not pay federal income tax on its taxable income to the extent it is distributed as dividends to its shareholders; therefore, the unavailability of the Section 162(m) compensation deduction to these amounts does not result in any material increase in the Company’s federal income tax obligations.

Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control could be non-deductible under Code Section 280G and such employees subject to additional excise taxes under Code Section 4999.

We intend that awards granted under the 2014 Equity Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no guarantees of any particular tax treatment.

New Plan Benefits

Benefits that we expect to award or pay under the 2014 Equity Plan are not currently determinable.  Awards to be granted under the 2014 Equity Plan are subject to conditions relating variously to the Company’s performance, the performance of a particular business unit, the performance of the individual executive, and, under certain circumstances, are subject to adjustment in the discretion of the compensation committee.  Maximum potential award amounts for our named executive officers for 2014 are provided in the table below for illustrative purposes only.  Maximum potential awards beyond 2014 are not presently determinable subject to future negotiations between our compensation committee and our executives.

Name and Principal Position	Dollar Value ($)		Shares of Restricted Stock
Mark Zalatoris (President & Chief Executive Officer)	600,000	(1)	56,764	(2)
Brett Brown (Executive Vice President, Chief Financial Officer & Treasurer)	300,000	(1)	28,382	(2)
D. Scott Carr (Executive Vice President & Chief Investment Officer)	300,000	(1)	28,382	(2)
Beth Sprecher Brooks (Senior Vice President, General Counsel & Secretary)	150,000	(1)	14,191	(2)
William Anderson (Senior Vice President – Transactions)	150,000	(1)	14,191	(2)
All Executive Officers as a group	1,500,000	(3)	141,910	(3)
Non-Executive Directors as a group	420,000		39,735	(4)
All other non-executive officer employees as a group	315,417	(5)	31,045	(5)

(1)           Amounts reflect the maximum possible annual incentive compensation that can be paid to employees for 2014 in the form of restricted stock awards under the 2014 Equity Plan.  Expected actual restricted stock awards for 2014 are indeterminate and will be based on Company, business unit and individual performance.

(2)           This column reflects the maximum number of shares of restricted stock that can be paid to our executive officers under the 2014 Equity Plan. The expected amount of shares of restricted stock to be granted for 2014 is indeterminate and will be based on the Company’s total return to stockholders.  The number of shares of restricted stock is for illustrative purposes only and was generated by applying an assumed price per share of $10.57, which was the closing price of the Company’s common stock on April 21, 2014.  The actual number may vary depending on the price of the Company’s common stock on the grant date.

(3)           This amount could be awarded to a total of 5 executive officers and include the amounts reported above for each of the Named Executive Officers.

(4)           Amounts provided are for illustrative purposes only and reflect the annual grant of shares of restricted stock that could be awarded to each of the non-employee directors for 2014 service.  The number of shares of restricted stock was generated using an assumed price per share of $10.57, which was the closing price of the Company’s common stock on April 21, 2014.  The actual number of shares may vary, depending on the price of the Company’s common stock on the grant date.  We expect to award shares of restricted stock with the same value for service in 2015.

(5)           Amounts provided are for illustrative purposes only and reflect awards that could have been made in 2013 to 19 non-executive officer employees of the Company who were granted restricted shares, which have been valued based on the closing price of $10.16 per share for the Company’s common stock on the date of grant, June 27, 2013.  Non-executive officer employees will be paid under the 2014 Equity Plan only at the discretion of the Company’s Compensation Committee and therefore the amounts payable and the number of non-executive officer employees who may receive benefits is indeterminate at this time.

Equity Compensation Plan Benefit Information

For information regarding all equity grants to the named executive officers under the 2005 Equity Plan in 2013, see “2013 Grant of Plan-Based Awards” beginning on page 44.

The table below provides information as of December 31, 2013, about shares that may be issued under equity compensation plans currently maintained by the Company.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	389,000	(1)	$9.51	1,909,000
Equity Compensation Plans Not Approved by Security Holders	12,000	(2)	$14.20	0
TOTAL	401,000		$9.65	1,909,000

(1)           Reflects shares issuable pursuant to the 2005 Equity Plan.

(2)           Reflects shares issuable pursuant to an Independent Director Stock Option Plan, which was adopted concurrently with the commencement of our first offering in 1994.  A total of 50,000 shares were authorized and reserved for issuance under this plan. Only non-employee directors were eligible to participate in this plan. As of December 31, 2013, options to purchase all 50,000 authorized shares were issued, of which 29 were exercised, 6 were retired and 3 have expired.

Please see Notes 8 and 15 to the financial statements in Item 8 of the Annual Report on Form 10-K, filed with the SEC on February 28, 2014, for a discussion of our current equity compensation plans.

Recommendation of the Board of Directors

The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the 2014 Equity Plan.

RECOMMENDATION OF THE BOARD: The board unanimously recommends that you vote “FOR” the proposal to approve the 2014 Equity Award Plan.

PROPOSAL NO. 4 – ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are seeking a non-binding, advisory approval by our stockholders of the compensation of our named executive officers as disclosed in the section of this proxy statement entitled “Executive Compensation.”  Stockholders are being asked to vote on the following non-binding, advisory resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to accomplish the following objectives: (1) attract, retain and motivate quality executives by providing fair and reasonable compensation; (2) reward individual performance; and (3) align compensation with our performance and the interests of our stockholders.  To accomplish these objectives, our named executive officers are rewarded based on two objective measures of our performance relative to our peer group and for achieving personal goals.  To better align the incentives of management with the interests of our stockholders, we award our named executive officers restricted shares of our stock as part of their base compensation and include the opportunity to earn additional shares as part of their incentive compensation package so that they will share in the risks and rewards of stock ownership along with our other stockholders.  These shares vest over a five-year period so as to incentivize executives to remain with us and to encourage them to consider our longer-term outlook in addition to our near-term performance.  Please read the “Compensation Discussion and Analysis” beginning on page 25 for additional details about our executive compensation agreements and practices.  We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly referred to as a “say-on-pay” proposal, gives our stockholders the opportunity to express a view on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the board or the compensation committee.  The board, the compensation committee and our executive officers greatly value the opinions of our stockholders.  Our board and its compensation committee will consider the voting results, along with other relevant factors in connection with their ongoing evaluation of our compensation programs. The Company currently plans to seek advisory approval of the compensation of our named executive officers annually.  The next advisory vote on executive compensation will occur at the 2015 annual meeting.

RECOMMENDATION OF THE BOARD: Our board unanimously recommends that you vote “FOR” the advisory approval of the compensation of our named executive officers as disclosed and described in the compensation discussion and analysis section of this proxy statement.

STOCKHOLDER PROPOSALS

We have not received any stockholder proposals to be included in this proxy statement.  Article II, Section 14(a) of our current bylaws requires that any stockholder intending to present a nomination or other proposal for action by the stockholders at an annual meeting must give written notice of the nomination or proposal, containing specified information, to our corporate secretary not less than forty-five days prior to the anniversary of the date on which we mailed the prior year’s proxy statement.  For our annual meeting to be held in 2015, the notice deadline under Article II, Section 14(a) of our bylaws is March 25, 2015.  A copy of our bylaws may be obtained by written request to our corporate secretary at the address provided below.

Our bylaws do not change the deadline for a stockholder seeking to include a proposal in our proxy statement pursuant to SEC Rule 14a-8.  This rule requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that Rule must generally be furnished to our corporate secretary not later than 120 days prior to the anniversary date of the prior year’s proxy statement.  For our annual meeting to be held in 2015, any stockholder proposal to be included in the proxy statement under Rule 14a-8 must be received by our corporate secretary no later than January 9, 2015.

All stockholder nominations or proposals should be submitted in writing and addressed to our corporate secretary at Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523.

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

Exhibit A

INLAND REAL ESTATE CORPORATION
2014 EQUITY AWARD PLAN

SECTION 1.      Purpose; Definitions.

The purpose of the Inland Real Estate Corporation 2014 Equity Award Plan (the “Plan”) is to enable Inland Real Estate Corporation (the “Company”) to attract, retain and reward officers, employees, directors, advisors and consultants of the Company and its Affiliates (as defined below) by offering them equity or equity-based incentives.

For purposes of the Plan, the following initially capitalized terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, provided that, in any event, any business in which the Company has any direct or indirect ownership interest shall be treated as an Affiliate of the Company.

“Award” means any award of Stock Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Cash Awards or Other Share-Based Awards under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award under the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award granted under Section 10 of the Plan.

“Cause” means, unless otherwise provided by resolution of the Committee or as otherwise defined in an Award Agreement: (i) “Cause” as defined in any Individual Agreement to which the Participant is a party; or (ii) if there is no such Individual Agreement or if it does not define “Cause,” “Cause” shall mean: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony or crime of moral turpitude under federal or state law; (B) dishonesty, fraud, misappropriation or embezzlement in the course of fulfilling the Participant’s employment duties or services; (C) willful and deliberate failure on the part of the Participant to perform the Participant’s employment duties or services in any material respect; or (D) prior to a Change in Control, any other events or actions as shall be determined by the Committee.  The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists for purposes of this Plan, and its determination shall be final.

“Change in Control” means and includes any of the following events:

(a)      any Person is or becomes Beneficial Owner (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (ii) below and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or

(b)      the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company;

(c)      the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company; or

(d)      within any twelve (12) month period, individuals who constitute the Board fail to constitute a majority of the Board; provided, however, that any individual becoming a member of the Board shall be treated as if he or she were a member of the Board during the entirety of such twelve (12) month period if such individual’s election was approved by or such individual was nominated for election by a vote of at least a majority of the non-independent members of the Board.  For purposes of the foregoing sentence a person shall be considered “independent” if he or she is deemed to be independent in accordance with criteria established by the New York Stock Exchange corporate governance rules and listing standards, and any other laws, rules and regulations regarding independence in effect from time to time, as the same may be applicable to the Company.

“Change in Control Price” means the highest price per Share paid in any transaction reported on the national securities exchange on which the Shares are then traded, or paid or offered in any bona fide transaction related to the Change in Control of the Company, at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control as determined by the Committee in its sole discretion.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.  Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

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“Committee” means:  (a) with respect to the application of this Plan to eligible employees and consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be: (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “nonemployee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; (iii) an “independent director” as defined under NASDAQ Listing Rules, the NYSE Listed Company Manual or such other applicable stock exchange rule, as applicable to the Company and as amended and/or restated from time to time; and (iv) as may be applicable to the Company, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act; and (b) with respect to the application of this Plan to non-employee directors, the Board.  To the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

“Company” means Inland Real Estate Corporation, a Maryland corporation, or any successor corporation or entity.

“Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code or any successor section thereto. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for an Award under the Plan that provides for vesting and/or payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.

“Dividend Equivalent” means the cash, Shares, other Awards or other property equal in value to dividends paid by the Company with respect to a Dividend Equivalent Right.

“Dividend Equivalent Right” is a right entitling the recipient of an outstanding Award to receive cash, Shares, other Awards or other property based on distributions paid on the Shares specified in the Award to which it relates had the Shares been issued to and held by the recipient, payable in the cash, Shares, other Awards or other property, as determined by the Committee in its sole discretion.  Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be paid subject to and upon exercise, settlement, or payment of, or lapse of restrictions on, the underlying Award, and subject to expiration or forfeiture under the same conditions as the underlying Award.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

“Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the closing price reported for the Shares on the day immediately prior to such date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Shares shall not have been reported or quoted on such date, on the first day prior thereto on which the Shares were reported or quoted.  If the Shares are not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Shares as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable.

“Incentive Stock Option” means any Stock Option awarded to an employee of the Company that is intended to be, that is designated as, and that otherwise qualifies as, an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor section thereto.

“Individual Agreement” means an employment or similar agreement between a Participant and the Company or an Affiliate.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Other Stock-Based Awards” means an award granted pursuant to Section 9 hereof that is valued, in whole or in part, by reference to, or is payable in or otherwise based on, Shares.

“Participant” means an eligible person who has been granted an Award under the Plan.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” means this Inland Real Estate Corporation 2014 Equity Award Plan, as may be amended, restated or modified from time to time.

“Restricted Shares” means an award of Shares that is granted pursuant to Section 7 hereof and is subject to restrictions.

“Restricted Stock Unit” means an award of the right to receive a fixed dollar amount or number of Shares, payable in cash or Shares or a combination of both, at the end of a specified period (as specified by the Committee) over which the performance of any vesting and/or

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performance criteria is to be measured, that is granted pursuant to Section 8 hereof.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

“Section 16 Participant” means a Participant under the Plan who is subject to Section 16 of the Exchange Act or any successor section thereto.

“Share Appreciation Right” means an award of a right to receive an amount from the Company that is granted pursuant to Section 6 hereof.

“Shares” means shares of the Company’s common stock, par value $0.01 per share.

“Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares, if the Committee so determines) that is granted pursuant to Section 5 hereof.

SECTION 2.      Administration.

The Plan shall be administered by the Committee; provided that the Plan shall be administered by the Board if, and only to the extent that, a Committee does not exist.  The Committee shall have full power and authority to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the Participants to whom Awards will be granted and the time or times at which Awards will be granted; (iii) determine the type and amount of any Award to be granted, the number of Shares to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; (v) determine Fair Market Value; (vi) make adjustments in the terms and conditions of Awards; (vii) construe and interpret the Plan and any Award; (viii) adopt, alter and repeal rules, guidelines and practices governing the Plan; (ix) determine the terms and conditions of the Award Agreements; and (x) make all other determinations deemed necessary or advisable for the administration of the Plan. As to the selection of and grant of Awards to Participants who are not executive officers of the Company or an Affiliate, or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management in any manner consistent with applicable law.

Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee with respect to the Plan, shall be final, binding and conclusive on the Company, its stockholders, Affiliates, all Participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

SECTION 3.      Shares Subject to the Plan.

(a)      Aggregate Shares Subject to the Plan.  Subject to adjustment as provided in Section 3(c) hereof, the total number of Shares reserved and available for Awards under the Plan is 2,500,000 Shares.

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(b)      Forfeiture or Termination of Awards of Shares.  If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the Participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares; provided, however, that if the number Shares otherwise deliverable with respect to an Award under the Plan has been reduced for payment of the exercise price or purchase price or for payment of withholding taxes, the number of Shares exchanged as payment in connection with the exercise or for withholding or reduced shall not again be available for purpose of Awards under the Plan.  In addition, Shares reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of Stock Options granted under the Plan shall not again be available for purposes of Awards under this Plan.  For purposes of this Section 3(b), a Participant shall not be deemed to have received a benefit of ownership with respect to any Shares by the exercise of voting rights, or by the accumulation of dividends that are not realized because of the forfeiture of the Shares or the expiration or termination of the related Award without issuance of the Shares.

(c)      Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, repurchase, spin-off, share exchange, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, the Committee shall make such equitable adjustments to: (i) the aggregate number of Shares reserved for issuance under the Plan; (ii) the number and kind of Shares or other property (including cash) that may thereafter be issued in connection with the Awards; (ii) the exercise price, base price or purchase price relating to any Award; and/or (iii) the performance goals, if any, applicable to the Awards, in each case, as the Committee determines to be appropriate to give effect to such transaction or other change in corporate structure; provided that, in each case, the number of Shares subject to any Award shall always be a whole number and any fractional Shares shall be eliminated in the manner determined by the Committee.  In connection with any such adjustment event under this Section 3, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefore.  Notwithstanding the foregoing, (i) any adjustments made pursuant to Section 3(c) to an Award that constitutes a Section 409A Covered Award shall be made in a manner intended to comply with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(c) to an Award that does not constitute a Section 409A Covered Award shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

(d)      Annual Award Limit.  No Participant may be granted Stock Options or other Awards under the Plan with respect to an aggregate of more than 250,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.  In

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addition, no Participant may earn Cash Awards in respect of any performance period of twelve (12) months in excess of $2,500,000, and the foregoing Cash Awards limit shall be proportionately adjusted upward or downward for any performance period longer or shorter than twelve (12) months.

SECTION 4.      Eligibility.

Awards may be made from time to time to those non-executive directors, officers and other employees of the Company or its Affiliates and to advisors or consultants of the Company or any of its Affiliates that are providing services to the Company or the Affiliate (or, in each case, who were, at the time when such persons earned an Award, employed by or otherwise providing services to the Company or an Affiliate) pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities, in each case who are designated by the Committee, in its sole and exclusive discretion, as Participants under the Plan; provided that Stock Options intended to qualify as Incentive Stock Options shall be granted only to Participants while actually employed by the Company or an Affiliate.  Awards may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that no Award may be granted to a prospective employee, consultant or director unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions (and, in the case of an Award to be made to a new employee, consultant or director who has not performed prior services for the Company, the Company may require payment of not less than the par value of the Shares by cash or check in order to ensure proper issuance in compliance with applicable law).  In addition, Awards may be granted to a former employee but only to the extent such former employee was actively employed by the Company or an Affiliate at the end of the applicable service and/or performance period in which such Awards were earned or otherwise relate.

The Committee may grant more than one Award to the same Participant. No Award shall be granted to any Participant during any period of time that the Participant is on a leave of absence. Awards granted to directors of the Company, which may include members of the Committee, must be ratified by a majority of the Board.

Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Shares may be granted under this Plan to an employee, consultant or director of any Affiliate if such Shares do not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such employee, consultant or director unless such Award is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

SECTION 5.      Stock Options.

(a)      Grant.  Stock Options may be granted alone, in addition to or in tandem with other Awards or awards made outside the Plan.  The Committee shall determine the Participants to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares that may underlie each Stock Option, and the other terms and conditions of the Stock Options in addition to those set forth in Sections 5(b)

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and 5(c) hereof.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve and shall be either: (i) an Incentive Stock Option; or (ii) a Non-Qualified Stock Option; provided, Stock Options intended to qualify as Incentive Stock Options shall be granted only to Participants while actually employed by the Company or an Affiliate.  Subject to Section 5(c) hereof, the Committee may grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options to any one Participant. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

(b)      Terms and Conditions.  Options granted under the Plan shall be evidenced by an Award Agreement and shall be subject to the terms and conditions contained therein to the extent not inconsistent with the Plan including:

(i)           Exercise Price.  The exercise price per Share issuable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or 110% of the Fair Market Value of the Shares at the date of grant with respect to an Incentive Stock Option in the case of a Participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations or entities as determined under Sections 424(d), (e) and (l) of the Code (or any successor sections thereto)).

(ii)         Option Term.  The term of each Stock Option shall be determined by the Committee and may not exceed ten (10) years from the date the Option is granted (or five (5) years with respect to an Incentive Stock Option in the case of a Participant who as of the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations or entities as determined under Sections 424(d), (e) and (l) of the Code (or any successor sections thereto)).

(iii)         Exercise.  Stock Options shall be exercisable at such time or times as determined by the Committee at or after the date of grant; provided, however, that except as provided in Section 12 hereof or the applicable Award Agreement and unless otherwise determined by the Committee at or after the date of grant, no Stock Option shall be exercisable prior to six (6) months and one day following the date of grant. If any Stock Option is exercisable in installments or only after specified exercise dates, the Committee may waive, in whole or in part, the installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after the date

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of grant, based on any factor the Committee shall determine in its sole discretion.

(iv)         Method of Exercise.  Subject to the terms and conditions of the Award Agreement and the provisions of Section 5(b)(iii) hereof, a Stock Option may be exercised by the holder thereof in whole or in part, at any time during the Option period, by giving to the Company written notice of exercise specifying the number of Shares to be purchased.  The notice shall be accompanied by payment in full of the aggregate exercise price of the Shares for which the Option is exercised in cash, check or any other form as the Committee may accept (including, to the extent permitted by the Committee, in Shares valued at the Fair Market Value of the Shares on the date the Option is exercised).

No Shares shall be issued upon exercise of an Option until full payment of the aggregate exercise price has been received by the Company. A Participant shall not have rights to dividends or any other rights of a stockholder with respect to any Shares underlying an Option unless and until the Participant has given written notice of exercise, has paid the aggregate exercise price, has given, if requested, the representation described in Section 15(b) hereof, and the Shares have been issued to the Participant.

(v)          Non-Transferability of Options.  No Stock Option shall be transferable by any Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended), except that, if so provided in the Award Agreement, the Participant may transfer the Option, other than an Incentive Stock Option, during the Participant’s lifetime to one or more members of the Participant’s family, to one or more trusts for the benefit of one or more of the Participant’s family, to a partnership or partnerships of members of the Participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code (or any successor section thereto); provided that no consideration is paid for the transfer and the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to the Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

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(vi)       Termination of Employment/Service.  Unless otherwise determined by the Committee in an Award Agreement or Individual Agreement, if a Participant’s employment or service with the Company or an Affiliate terminates, Stock Options that are held by such Participant shall be treated as set forth in this Section 5(b)(vi) below.

(1)          Termination by Death.  Subject to Sections 5(b)(iii) and 5(c) hereof, if any Participant dies while employed by or providing services to the Company or an Affiliate, then any Stock Option held by that Participant shall become immediately and automatically vested and exercisable by the Participant and may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) from the date of death. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the stated option period of the Option. The balance of any unexercised Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options) from the date of death.

(2)          Termination by Reason of Disability.  Subject to Sections 5(b)(iii) and 5(c) hereof, if a Participant’s employment with or services to the Company or an Affiliate are terminated by reason of Disability, any Stock Option held by the Participant shall become immediately and automatically vested and exercisable by the Participant or by the Participant’s duly authorized legal representative if the Participant is unable to exercise the Option as a result of the Participant’s Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) from the date of termination by reason of Disability; and if the Participant dies within the two year period (or with respect to an Incentive Stock Option, the one year period), any unexercised Stock Option held by the Participant shall thereafter be exercisable by the estate of the Participant (acting through its fiduciary) for the duration of the two year period (or one year period in the case of an Incentive Stock Option) from the date of termination by reason of Disability. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the stated option period of the Option. The balance of any unexercised Stock Option shall be forfeited if not exercised within two years (or one year

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with respect to Incentive Stock Options) from the date of termination by reason of Disability.

(3)          Termination for Cause.  If a participant’s employment with or services to the Company or an Affiliate are terminated for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by the Participant shall terminate 30 days after the date of termination for Cause. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the stated option period of the Option. The balance of any unexercised Stock Option shall be forfeited if not exercised within 30 days from the date termination for Cause.

(4)          Other Termination.  If a participant’s employment with or services to the Company or an Affiliate are terminated for any reason other than death, Disability, or for Cause, all Stock Options held by the Participant shall terminate three months after the date of such termination. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the stated option period of the Option. The balance of any unexercised Stock Option shall be forfeited if not exercised within three months after such termination.

(5)          Leave of Absence.  A leave of absence granted a Participant by the Company or an Affiliate shall not constitute a termination of employment or services; provided that, in the case of an Incentive Stock Option, a leave of absence of more than 90 days will be viewed as a termination of employment unless continued employment is guaranteed by contract or applicable law.

(c)      Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.  In addition, if an employee Participant does not remain employed by the Company or an Affiliate at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any

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additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(d)      Other Terms and Conditions.  Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall deem appropriate; provided, however, that Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

SECTION 6.      Share Appreciation Rights.

(a)      Grant.  Share Appreciation Rights may be granted alone or in tandem with all or any part of an Option granted under the Plan.  Share Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant’s Award Agreement.

(b)      Terms and Conditions of Tandem Stock Appreciation Rights.  The following terms and conditions will apply to all Share Appreciation Rights that may be granted in connection with any Option (“Tandem SARs”):

(i)           Rights.  Tandem SARs shall entitle the Participant, upon exercise of all or any part of the Tandem SARs, to surrender to the Company, unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Tandem SAR (or the portion of the Tandem SAR so exercised) and to receive in exchange from the Company specified consideration in an amount equal to the excess of (x) the Fair Market Value on the date of surrender of the Shares covered by the surrendered portion of the underlying Option minus (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of any Tandem SAR.

(ii)          Surrender of Option.  Upon the exercise of a Tandem SAR and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The terms of the underlying Option shall provide a method by which an alternative Fair Market Value of the Shares on the date of surrender shall be calculated based on one of the following, as set forth in the Award Agreement: (x) the closing price of the Shares on the national securities exchange on which the Shares are then traded on the business day immediately preceding the date of surrender; (y) the highest closing price of the Shares on the national securities exchange on which the Shares have been traded during the ninety (90) days immediately preceding the Change in Control; or (z) the greater of (x) and (y).

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(iii)        Exercise.  In addition to any further conditions upon exercise that may be imposed by the Committee, the Tandem SARs shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Tandem SAR held by a Section 16 Participant be exercisable within the first six (6) months after it is awarded even though the related Option is or becomes exercisable, and each Tandem SAR will expire no later than the date on which the related Option expires. A Tandem SAR may be exercised only at a time when the Fair Market Value of the Shares covered by the Tandem SAR exceeds the exercise price of the Shares covered by the underlying Option.

(iv)        Method of Exercise.  Tandem SARs may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Tandem SARs the Participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Tandem SARs elected to be exercised.

(v)          Payment.  The manner in which the Company’s obligation arising upon the exercise of the Tandem SAR will be paid will be determined by the Committee in its sole discretion and shall be set forth in the Participant’s Award Agreement. Except as provided herein, the Committee may provide for payment in Shares, cash, or a fixed combination of Shares and cash, or the Committee may reserve the right to determine the manner of payment at the time the Tandem SAR is exercised. Shares issued upon the exercise of a Tandem SAR will be valued at their Fair Market Value on the date of exercise.

(vi)        Termination of Employment/Service.  Unless otherwise determined by the Committee in an Award Agreement or Individual Agreement, if a Participant’s employment or service with the Company or an Affiliate terminates for any reason, any unexercised Tandem SARs, whether vested or unvested, will be forfeited immediately upon such termination of employment or service.

(c)      Terms and Conditions of Non-Tandem Share Appreciation Rights.  Share Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan (a “Non-Tandem SAR”).  Non-Tandem SARs granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

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(i)           Rights.  Non-Tandem SARs shall entitle the Participant, upon exercise of all or any part of the Non-Tandem SAR, to receive in exchange from the Company specified consideration in an amount equal to the excess of (x) the Fair Market Value on the date of exercise minus (y) the exercise price of the Shares covered by the portion of the Non-Tandem SAR exercised. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of any Non-Tandem SAR.  The exercise price per Share subject to a Non-Tandem SAR shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem SAR shall not be less than 100% of Fair Market Value per Share at the time of grant.

(ii)          Exercise.  In addition to any further conditions upon exercise that may be imposed by the Committee, Non-Tandem SARs shall be exercisable only at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, except that in no event will a Non-Tandem SAR held by a Section 16 Participant be exercisable within the first six (6) months after it is awarded. A Non-Tandem SAR may be exercised only at a time when the Fair Market Value of the Shares covered by the Non-Tandem SAR exceeds the exercise price of the Shares covered by the underlying Non-Tandem SAR.

(iii)        Method of Exercise.  Non-Tandem SARs may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Non-Tandem SARs the Participant has elected to exercise.

(iv)        Payment.  The manner in which the Company’s obligation arising upon the exercise of the Non-Tandem SAR will be paid will be determined by the Committee in its sole discretion and shall be set forth in the Participant’s Award Agreement. Except as provided herein, the Committee may provide for payment in Shares, cash, or a fixed combination of Shares and cash, or the Committee may reserve the right to determine the manner of payment at the time the Non-Tandem SAR is exercised. Shares issued upon the exercise of a Non-Tandem SAR will be valued at their Fair Market Value on the date of exercise.

(v)         Termination of Employment/Service.  Unless otherwise determined by the Committee in an Award Agreement or Individual Agreement, if a Participant’s employment or service with the Company or an Affiliate terminates for any reason, any unexercised Non-Tandem SARs, whether vested or unvested, will

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be forfeited immediately upon such termination of employment or service.

SECTION 7.      Restricted Shares.

(a)      Grant.  Restricted Shares may be issued alone, in addition to or in tandem with other Awards or cash awards made outside the Plan. The Committee shall determine the Participants to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded, the price, if any, to be paid for the Restricted Shares, subject to Section 7(b) hereof, the date or dates and/or the condition or conditions upon which Restricted Shares will vest, the period or periods within which those Restricted Shares may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 7(b) hereof.  The Committee may condition the grant of Restricted Shares in any manner and/or upon the occurrence of any event or condition, in each case, as may be determined by the Committee in its sole discretion.

(b)      Terms and Conditions.  Restricted Shares awarded under the Plan shall be subject to the terms and conditions determined by the Committee in its sole discretion and set forth in the Award Agreement. A Participant who is awarded Restricted Shares shall not have any rights with respect to that Award unless and until the Participant has executed an Award Agreement in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.  In addition:

(i)           The purchase price, if any, for Restricted Shares shall be determined by the Committee at the time of grant.

(ii)          Awards of Restricted Shares must be accepted by executing an Award Agreement and paying the price, if any, that is required under Section 7(b)(i) hereof.

(iii)        Each Participant receiving an award of Restricted Shares shall be issued a stock certificate registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

(iv)         The stock certificates evidencing the Restricted Shares shall be held in custody by the Company until the restrictions lapse, and as a condition of any award of Restricted Shares, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

(v)          Subject to the provisions of this Plan and the applicable Award Agreement, the Participant shall not sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by the Award for such period as may be determined by the Committee at the time

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of grant. Subject to these limitations and any such restricted period, the Committee, in its sole discretion, may provide for the lapse of restrictions in installments and may accelerate or waive restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine in its sole discretion.

(vi)         Except as provided in this Sections 7(b)(v) through 7(b)(vii) hereof, the Participant shall have, with respect to the Restricted Shares awarded, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive any dividends paid by the Company with respect to the Shares; provided, however, that subject to the applicable Award Agreement, the Committee may in its sole discretion require that dividends be held subject to vesting of underlying Restricted Shares.

(vii)       All Restricted Shares issued under the Plan (including any Shares received by Participants with respect thereto as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to restrictions on transfer as deemed necessary by the Committee in its sole discretion.  In order to enforce the restrictions imposed upon any Restricted Shares, the Committee shall cause a legend or legends to be placed on each certificate representing the Shares that are subject to the restrictions.  If a Participant makes an election under Section 83(b) of the Code (or any successor section thereto) to be taxed with respect to the Restricted Shares as of the date of transfer of the Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code (or any successor section thereto), the Participant shall deliver a copy of the election to the Company immediately after filing the election with the Internal Revenue Service.

(viii)     Unless otherwise determined by the Committee in an Award Agreement or Individual Agreement, if a Participant’s employment with the Company or an Affiliate terminates by reason of the Participant’s death, any Restricted Shares held by that Participant shall thereafter vest subject to any restrictions applicable to the Shares.

(ix)        Unless otherwise determined by the Committee in an Award Agreement or Individual Agreement, if a Participant’s employment with the Company or an Affiliate terminates by reason of Disability, any Restricted Shares held by that Participant shall thereafter vest subject to any restrictions applicable to the Shares.

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(x)         Unless otherwise determined by the Committee in an Award Agreement or Individual Agreement, if a Participant’s employment with the Company or any Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by that Participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

SECTION 8.      Restricted Stock Units.

(a)      Grant.  Restricted Stock Units may be issued alone, in addition to or in tandem with other Awards or cash awards made outside the Plan. The Committee shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the price, if any, to be paid for the Restricted Stock Units, subject to Section 8(b) hereof, the date or dates upon which Restricted Stock Units will vest, the period or periods within which those Restricted Stock Units may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 8(b) hereof.  The Committee may condition the grant of Restricted Stock Units in any manner determined by the Committee in its sole discretion.

(b)      Terms and Conditions.  Restricted Stock Units awarded under the Plan shall be subject to the terms and conditions determined by the Committee in its sole discretion. A Participant who is awarded Restricted Stock Units shall not have any rights with respect to that Award unless and until the Participant has executed an Award Agreement in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.

(c)      Stockholder Rights.  The Participant shall have the right to receive any dividends with respect any Shares covered by a Restricted Stock Unit, subject to and conditioned upon the full vesting of the Restricted Stock Unit, provided that the Committee may, in its sole discretion, determine at the time of grant that the payment of dividends with respect to the number of Shares covered by a Restricted Stock Unit Award shall not be deferred until, and conditioned upon, the expiration of the applicable vesting period with respect to the a Restricted Stock Unit.

(d)      Settlement.  Except as provided in an Award Agreement, Restricted Stock Units shall be settled in cash, Shares or a combination thereof upon vesting (but in no event later than March 15 of the year following the year in which vesting occurs).

(e)      Termination of Employment/Service.  Unless otherwise determined by the Committee in an Award Agreement or Individual Agreement, if a Participant’s employment or service with the Company or an Affiliate terminates for any reason, the Restricted Stock Units held by that Participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

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SECTION 9.      Other Share-Based Awards.

The Committee also may grant other awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares (“Other Stock-Based Awards”), including performance shares, convertible preferred shares, convertible debentures, exchangeable securities and Dividend Equivalent Rights.  The Committee also will have the right, in its sole discretion, to settle any of these Other Stock-Based Awards in Shares, Restricted Shares or cash.

Subject to the provisions of this Plan, the Committee shall have authority to determine the Participants to whom, and the time or times at which, such Awards shall be made, the number of Shares to be awarded pursuant to such Awards, and all other conditions of the Awards.  The Committee may also provide for the grant of Shares under such Awards upon the completion of a specified performance period.

Other Stock-Based Awards made pursuant to this Section 9 shall be subject to the following terms and conditions:

(i)           Non-Transferability.  Subject to the applicable provisions of the Award agreement and this Plan, Other Stock-Based Awards and any Shares subject to Awards made under this Section 9 may not be transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii)          Dividends.  The Participant shall have the right to receive any dividends with respect any Shares covered by Other Stock-Based Awards, subject to and conditioned upon the full vesting of the Other Stock-Based Awards, provided that the Committee may, in its sole discretion, determine at the time of grant that the payment of dividends with respect to the number of Shares covered by an Other Stock-Based Awards shall not be deferred until, and conditioned upon, the expiration of the applicable vesting period with respect to the Other Stock-Based Awards.

(iii)        Vesting.  Any Award under this Section 9 and any Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(iv)         Termination of Employment/Service.  Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant’s termination of employment or service for any reason, outstanding Other Stock-Based Awards in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

SECTION 10.    Cash Awards

Cash Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.  Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the eligible Participants to whom, and the time or times at which, Cash Awards shall be made, the dollar amount to be awarded pursuant to such Cash Award, and all other conditions for the vesting and/or payment of the Cash Award.  The

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Committee may also provide for the payment of a dollar amount under a Cash Award upon the completion of a specified performance period.  Unless otherwise determined by the Committee, in its sole discretion, no Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a separation from service prior to the date such Cash Award is paid.

SECTION 11.    Change in Control.

(a)      Except as otherwise provided in the applicable Award Agreement or an Individual Agreement, in the event of a Change in Control a Participant’s unvested Awards shall not vest and a Participant’s Award shall be treated in accordance with one or more of the following methods as determined by the Committee:

(i)           the Committee may provide that Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 3 hereof, as determined by the Committee.

(ii)          the Committee may determine that all outstanding Awards be cashed out on the basis of the Change in Control Price (less the applicable exercise price or purchase price) as of the date the occurrence of the Change in Control is determined to have occurred.  In the case of Stock Options and Share Appreciation Rights, the Committee may, in its sole discretion, provide for the cancellation of any such Awards without payment, if the Change in Control Price per Share covered by such Awards is less than the exercise price or purchase price per share of such Awards; or

(iii)         the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

(b)      Notwithstanding the foregoing, in the event of a termination of the Participant’s employment or service by the Company or Affiliate, as applicable, other than for Cause within twelve (12) months following a Change in Control, except as otherwise provided in the applicable Award Agreement:

(i)           any Stock Options awarded under the Plan not previously exercisable and vested shall immediately become fully exercisable and vested;

(ii)          any Share Appreciation Rights shall become immediately exercisable; and

(iii)         the restrictions applicable to any Restricted Shares, Restricted Stock Units, Cash Awards and Other Stock-Based Awards shall lapse and the Shares and Awards shall be deemed fully vested (based on a deemed achievement of performance at the target level, if applicable).

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SECTION 12.           Amendments and Termination.

The Board may at any time amend, alter or discontinue the Plan; provided that amending, altering or discontinuing the Plan shall not (a) impair the rights of a Participant under an Award previously granted without the Participant’s consent or (b) be effective without receipt of stockholder approval, if any, as may be required under any applicable law or regulation (including any applicable regulation of any national securities exchange on which the Shares are then traded); provided, however, that without the approval of the holders of the Shares entitled to vote in accordance with applicable law, no amendment may be made which would: (i) increase the aggregate number of Shares that may be issued under this Plan (except by operation of Section 3(c)); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 3(d)) (except by operation of Section 3(c)); (iii) change the classification of individuals eligible to receive Awards under this Plan; (iv) decrease the minimum exercise price of any Stock Option or Share Appreciation Right; (v) extend the maximum option period under Section 5(b)(ii); (vi) other than adjustments or substitutions in accordance with Section 3(c), amend the terms of outstanding Awards to reduce the exercise price of outstanding Stock Options or Share Appreciation Rights or to cancel outstanding Stock Options or Share Appreciation Rights (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the Shares underlying such Awards) in exchange for cash, other Awards or Stock Options or Share Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Share Appreciation Rights; or (viii) require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.  In no event may this Plan be amended without the approval of the stockholders of the Company in accordance with applicable law to increase the aggregate number of Shares that may be issued under this Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may at any time, in its sole discretion, amend the terms of any Award; provided that no amendment to an Award may: (i) impair the rights of a Participant under an Award theretofore granted without the Participant’s consent; (ii) make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the Participant’s consent; or (iii) be deemed to be a “repricing” as defined under Item 402(i)(1) of Regulation S-K.

Subject to the foregoing provisions of this Section 12, the Board shall have all necessary authority to terminate the Plan, suspend the Plan in whole or in part, amend the Plan, clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments; provided, however, that unless otherwise determined by the Board, an amendment that requires approval by the holders of the Company’s outstanding Shares in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of the holders of the Company’s outstanding Shares.

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SECTION 13.           Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give that Participant any rights that are greater than those of a general unsecured creditor of the Company.

SECTION 14.           Section 409A.

Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award Agreement hereunder shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner that will comply with or be exempt from Section 409A of the Code.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A or this Section 14.  Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)     With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (i) the date such Award would otherwise be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation of service” within the meaning of Section 409A of the Code, subject to Section 14(b).

(b)     A termination of employment or service shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment or service unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment”, “termination of service” or like terms shall mean Separation from Service.  Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Separation from Service to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of

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the Participant’s Separation from Service, and (ii) the date of the Participant’s death (the “Delay Period”).  All payments delayed pursuant to this Section 14(b) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(c)     Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

(d)    For purposes of Code Section 409A, a Participant’s right to receive any installment payments under the Plan and/or pursuant to an Award agreement thereunder shall be treated as a right to receive a series of separate and distinct payments and each installment thereof shall be deemed a separate payment for purposes of Code Section 409A.

SECTION 15.           General Provisions.

(a)     Unless otherwise provided in this Plan or in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distributions and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

(b)     The Committee may require each Participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. The certificates for any Shares may include any legends that the Committee deems necessary, appropriate or advisable to reflect any restrictions on transfer.  All Shares or other securities delivered under the Plan shall be subject to stop transfer orders and other restrictions as the Committee may deem necessary, appropriate or advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any national securities exchange upon which the Shares are then traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any Shares to make appropriate reference to those restrictions.

(c)     Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements with respect to its officers, employees or directors.

(d)    No Participant shall have any claim or right under the Plan to be granted any Award under the Plan.  Except as provided specifically herein, a Participant or transferee of an Award shall have no rights as a shareholder with respect to any Shares until the date of issuance of a Share certificate for such Shares.

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(e)     Neither the adoption of the Plan, nor its operation, nor any Award Agreement, nor any other document or agreement describing, implementing or referring to the Plan, or any part thereof, shall confer upon any Participant under the Plan any right to continue in the employ, or as a director, or other service relationship, of the Company or an Affiliate, or shall in any way affect the right and power of the Company or an Affiliate to terminate the employment, or service as a director, or other service relationship of any Participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or Affiliate might have done if the Plan had not been adopted.

(f)     For purposes of this Plan, a transfer of a Participant between the Company and any Affiliate shall not be deemed a termination of employment or service.

(g)     No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, to the extent permitted by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the Participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in an Award Agreement or be approved by the Committee in its sole discretion. The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise payable to the Participant.

(h)     The actual or deemed reinvestment of dividends or Dividend Equivalents in additional Restricted Shares (or in Shares or other types of Awards payable in Shares) shall be permissible only if sufficient Shares are available under Section 3 hereof for reinvestment at the time of any dividend payment (after giving effect to the exercise of all Stock Options then outstanding).

(i)      The Plan, all Awards made and actions taken hereunder and thereunder and any Award Agreement or other agreements relating hereto or thereto shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its conflicts of law principles.

(j)      All Award Agreements or other agreements entered into with Participants pursuant to the Plan shall be subject to the terms and conditions of the Plan.

(k)     No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other

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property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(l)      The provisions of Awards need not be the same with respect to each Participant.

SECTION 16.           Shareholder Approval; Effective Date of Plan.

The Plan was adopted by the Board on April 28, 2014, subject to approval by the holders of the Company’s outstanding Shares. If the Plan is not so approved by the Company’s stockholders within twelve (12) months after the date the Plan was adopted by the Board, the Plan and any Awards granted hereunder in the interim shall be null and void ab initio. However, if the Plan is so approved, no further stockholder approval shall be required with respect to the granting of Awards pursuant to the Plan or any other actions taken by the Board or the Committee hereunder or thereunder, except as may be required under applicable law or regulation.

SECTION 17.           Term of Plan.

Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth (10th) anniversary of the date approved by the holders of the Company’s outstanding Shares.  No Award shall be granted pursuant to the Plan on or after such expiration date, but Awards granted prior to that date may extend beyond that date.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000214241_1 R1.0.0.51160 INLAND REAL ESTATE CORPORATION ATTN: DAWN BENCHELT 2901 BTTERFIELD ROAD OAK BROOK, IL 60523 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 1A. Thomas P. D'Arcy 1B. Daniel L. Goodwin 1C. Joel G. Herter 1D. Heidi N. Lawton 1E. Thomas H. McAuley 1F. Thomas R. McWilliams 1G. Joel D. Simmons 1H. Mark E. Zalatoris The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. 3 Approve the 2014 Equity Award Plan. 4 Vote upon a non-binding, advisory resolution to approve executive compensation. NOTE: Proxies will have authority to act on your behalf with respect to any other business that may properly be presented at the annual meeting and at any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000214241_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . INLAND REAL ESTATE CORPORATION Annual Meeting of Stockholders June 18, 2014 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Thomas P. D'Arcy, Mark E. Zalatoris and Beth Sprecher Brooks, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INLAND REAL ESTATE CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM CDT on 6/18/2014, at 2901 Butterfield Rd., Oak Brook, Illinois 60523, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side